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                                                                    Exhibit 10.7






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                               SECURITY AGREEMENT

                                       By

                         COLONY RIH ACQUISITIONS, INC.,
                                   as Borrower

                                       and

                           THE GUARANTORS PARTY HERETO

                                       and

                             BANKERS TRUST COMPANY,
                               as Collateral Agent

                             ----------------------

                           Dated as of April 25, 2001


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                                TABLE OF CONTENTS

                                                                            Page

PREAMBLE.......................................................................1
RECITALS.......................................................................1
AGREEMENT......................................................................2

                                ARTICLE I

                     DEFINITIONS AND INTERPRETATION

SECTION 1.1       Definitions..................................................3
SECTION 1.2       Interpretation..............................................18
SECTION 1.3       Resolution of Drafting Ambiguities..........................19

                               ARTICLE II

                    GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1       Pledge; Assignment of RIH Collateral........................19
SECTION 2.2       Secured Obligations.........................................21
SECTION 2.3       Reserved....................................................21
SECTION 2.4       No Release..................................................21

                                  ARTICLE III

                  PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
                           USE OF PLEDGED COLLATERAL

SECTION 3.1       Delivery of Certificated Securities Collateral..............22
SECTION 3.2       Perfection of Uncertificated Securities Collateral..........22
SECTION 3.3       Financing Statements and Other Filings......................22
SECTION 3.4       Perfection in Investment Collateral and
                  Blocked Accounts............................................23
SECTION 3.5       Joinder of Affiliates.......................................23
SECTION 3.6       Motor Vehicles..............................................23
SECTION 3.7       Supplements; Further Assurances.............................23
SECTION 3.8       Use and Pledge of Pledged Collateral........................24

                                   ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1       Payment.....................................................24


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SECTION 4.2       Reserved....................................................24
SECTION 4.3       Perfection Actions..........................................24
SECTION 4.4       Limitation on Liens.........................................24
SECTION 4.5       Reserved....................................................24
SECTION 4.6       Chief Executive Office; Records; Change of Name.............25
SECTION 4.7       Location of Inventory and Equipment.........................25
SECTION 4.8       Warehouse Receipts Non-Negotiable...........................26
SECTION 4.9       Condition and Maintenance of Equipment......................26
SECTION 4.10      Corporate Names; Prior Transactions.........................26
SECTION 4.11      Reserved....................................................26
SECTION 4.12      No Violations, etc..........................................26
SECTION 4.13      Reserved....................................................26
SECTION 4.14      Reserved....................................................26
SECTION 4.15      Reserved....................................................26
SECTION 4.16      Pledged Collateral..........................................26
SECTION 4.17      Insurance; Condemnation.....................................26
SECTION 4.18      Payment of Taxes; Compliance with Laws; Contesting Liens;
                    Claims....................................................30
SECTION 4.19      Reserved....................................................30
SECTION 4.20      Reserved....................................................30
SECTION 4.21      Benefit to Guarantors.......................................30

                                    ARTICLE V

                     CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 5.1       Maintenance of Records......................................31
SECTION 5.2       Legend......................................................31
SECTION 5.3       Reserved....................................................31
SECTION 5.4       Reserved....................................................31
SECTION 5.5       Instruments.................................................31
SECTION 5.6       Payment into Lockboxes......................................31

                                   ARTICLE VI

               CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 6.1       Pledge of Additional Securities Collateral..................32
SECTION 6.2       Voting Rights; Distributions; etc...........................32
SECTION 6.3       No New Securities...........................................33
SECTION 6.4       Reserved....................................................34
SECTION 6.5       Reserved....................................................34

                                   ARTICLE VII

                   CERTAIN PROVISIONS CONCERNING INTELLECTUAL
                              PROPERTY COLLATERAL

SECTION 7.1       Grant of License............................................34
SECTION 7.2       Registrations...............................................34
SECTION 7.3       Reserved....................................................34
SECTION 7.4       Reserved....................................................34
SECTION 7.5       After-Acquired Property.....................................34
SECTION 7.6       Modifications...............................................35
SECTION 7.7       Reserved....................................................35
SECTION 7.8       Litigation..................................................35

                                  ARTICLE VIII

                    CERTAIN PROVISIONS CONCERNING DESIGNATED
            ACCOUNTS, COLLATERAL ACCOUNT AND COLLECTION OF ACCOUNTS

SECTION 8.1       Designated Accounts.........................................36
SECTION 8.2       Collateral Account..........................................37
SECTION 8.3       Cover for Letter of Credit Liabilities......................38
SECTION 8.4       Blocked Accounts............................................38
SECTION 8.5       Restriction on Credit Balances in Deposit Accounts..........40
SECTION 8.6       Certain Limitations.........................................40

                                   ARTICLE IX

                            TRANSFERS AND OTHER LIENS


                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 10.1      Remedies....................................................41
SECTION 10.2      Notice of Sale..............................................43
SECTION 10.3      Waiver of Notice and Claims.................................43
SECTION 10.4      Certain Sales of Pledged Collateral.........................43
SECTION 10.5      No Waiver; Cumulative Remedies..............................45
SECTION 10.6      Certain Additional Actions Regarding Intellectual Property..45

                                   ARTICLE XI

                             APPLICATION OF PROCEEDS


                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.1      Concerning Collateral Agent.................................46
SECTION 12.2      Collateral Agent May Perform; Collateral Agent Appointed
                    Attorney-in-Fact..........................................47
SECTION 12.3      Expenses....................................................48
SECTION 12.4      Indemnity...................................................48
SECTION 12.5      Continuing Security Interest; Assignment; Replacement.......49
SECTION 12.6      Termination; Release........................................49
SECTION 12.7      Modification in Writing.....................................49
SECTION 12.8      Notices.....................................................50
SECTION 12.9      GOVERNING LAW...............................................50
SECTION 12.10     CONSENT TO JURISDICTION AND SERVICE OF PROCESS;
                    WAIVER OF JURY TRIAL......................................50
SECTION 12.11     Severability of Provisions..................................51
SECTION 12.12     Execution in Counterparts...................................51
SECTION 12.13     Limitation on Interest Payable..............................51
SECTION 12.14     Business Days...............................................51
SECTION 12.15     Relationship................................................52
SECTION 12.16     Reserved....................................................52
SECTION 12.17     No Credit for Payment of Taxes or Imposition................52
SECTION 12.18     No Claims Against Collateral Agent..........................52
SECTION 12.19     Obligations Absolute........................................52

                                  ARTICLE XIII

                                COLLATERAL AGENCY

SECTION 13.1      Declaration and Acceptance of Trust.........................53
SECTION 13.2      Remedies....................................................53
SECTION 13.3      Determinations Relating to Collateral.......................54
SECTION 13.4      Nature of Secured Parties' Rights...........................54
SECTION 13.5      Acceptance of Trust.........................................54
SECTION 13.6      Exculpatory Provisions......................................55
SECTION 13.7      Delegation of Duties........................................55
SECTION 13.8      Reliance by the Collateral Agent............................55
SECTION 13.9      Resignation or Removal of the Collateral Agent..............56
SECTION 13.10     Merger of the Collateral Agent..............................57
SECTION 13.11     Appointment of Additional and Separate Collateral Agent.....57
SECTION 13.12     Releases of Collateral......................................57

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SIGNATURES

SCHEDULE 1.1(a)   Initial Copyrights
SCHEDULE 1.1(b)   Initial Designated Accounts
SCHEDULE 1.1(c)   Initial Pledged Interests
SCHEDULE 1.1(d)   Initial Pledged Shares
SCHEDULE 1.1(e)   Initial Intercompany Notes
SCHEDULE 1.1(f)   Initial Licenses
SCHEDULE 1.1(g)   Initial Patents
SCHEDULE 1.1(h)   Reserved
SCHEDULE 1.1(i)   Initial Trademarks
SCHEDULE 3.3      Financing Statements and Other Necessary Filings
SCHEDULE 4.6      Locations of Pledgors
SCHEDULE 4.10     Prior Corporate Names and Transactions
SCHEDULE 4.12     Required Consents
SCHEDULE 7.3      Violations or Proceedings
SCHEDULE 8.4      Blocked Account Banks

EXHIBIT 1         Form of Issuer Acknowledgment
EXHIBIT 2         Form of Security Pledge Amendment
EXHIBIT 3         Form of Joinder Agreement
EXHIBIT 4         Form of Control Agreement

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                               SECURITY AGREEMENT


                  SECURITY AGREEMENT (the "Agreement"), dated as of April 25, 2001 made by COLONY RIH ACQUISITIONS, INC., a Delaware corporation (the "Borrower"), COLONY RIH HOLDINGS, a Delaware corporation ("Holdings"), RESORTS INTERNATIONAL HOTEL, INC., a New Jersey corporation ("RIH"), NEW PIER OPERATING COMPANY, INC., a New Jersey corporation ("New Pier") and EACH OF THE GUARANTORS FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (such guarantors together with Holdings, RIH and New Pier, collectively, the "Guarantors"), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the "Pledgors," and each, a "Pledgor"), in favor of BANKERS TRUST COMPANY, a New York banking corporation, having an office at 130 Liberty Street, New York, New York 10006, in its capacity as Collateral Agent (as hereinafter defined), as pledgee, assignee and secured party and for purposes of Article XIII hereof, by Lenders' Collateral Agent (as hereinafter defined).

                                R E C I T A L S :
                                 - - - - - - - -

                  A. Pursuant to that certain amended and restated credit agreement dated as of April 25, 2001, amending and restating the credit agreement dated as of April 5, 2001 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Guarantors, the lenders party thereto from time to time (the "Lenders"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner (in such capacities and together with its successors in such capacities, the "Lead Arranger"), The CIT Group/Equipment Financing, Inc, as co-documentation agent and Bankers Trust Company, as collateral agent (in such capacity and together with its successors in such capacity, the "Lenders' Collateral Agent"), the Lenders have agreed to make to or for the account of the Borrower certain Loans (as hereinafter defined) and to issue certain Letters of Credit (as hereinafter defined) for the account of the Borrower.

                  B. It is contemplated that one or more of the Pledgors may enter into one or more agreements with one or more of the Lenders or their respective Affiliates (as hereinafter defined) fixing the interest rates with respect to the Loans under the Credit Agreement (such agreements, to the extent same are with one or more of the Lenders or their respective Affiliates (but excluding any such agreement if the parties thereto elect not to have such agreement deemed a Swap Contract thereunder), collectively, the "Swap Contracts").

                  C. RIH has on the date hereof issued a dividend or dividends to the Borrower pursuant to the RIH Secured Note (as hereinafter defined).

                  D. The Borrower owns, directly or through its Subsidiaries (as hereinafter defined), all of the issued and outstanding shares of each of the Guarantors.


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                                      -2-


                  E. RIH has, pursuant to Section 6.01(a) of the Credit Agreement, among other things, guaranteed (the "RIH Guarantee") the portion of the obligations under the Credit Agreement, the other Credit Documents (as hereinafter defined) and the Swap Contracts to the extent such obligations constitute RIH Guaranteed Obligations (as hereinafter defined).

                  F. Each of Holdings and New Pier has, pursuant to Section 6.01(b) of the Credit Agreement, among other things, guaranteed (the "Holdings/New Pier Guarantee") the portion of the obligations under the Credit Agreement, the other Credit Documents and the Swap Contracts to the extent such obligations constitute Holdings/New Pier Guaranteed Obligations (as hereinafter defined).

                  G. Each Guarantor will receive substantial benefits from the execution, delivery and performance of the Credit Documents and each is, therefore, willing to enter into this Agreement.

                  H. Each Pledgor is the legal and/or beneficial owner of the Pledged Collateral (as hereinafter defined) to be pledged by it hereunder.

                  I. It is a condition to the obligations of (i) the Lenders to make the Loans under the Credit Agreement and (ii) any Lender to issue Letters of Credit under the Credit Agreement or to enter into any Swap Contract that the Pledgors execute and deliver the applicable Credit Documents, including this Agreement.

                  J. The Lenders' Collateral Agent has been authorized and directed to enter into this Agreement pursuant to the Credit Agreement.

                  K. The Lenders' Collateral Agent and the Borrower desire to execute and deliver this Agreement to (i) appoint the Collateral Agent, as collateral agent, and grant the Collateral Agent all of the rights, powers and authority set forth herein relating to the Pledged Collateral and this Agreement and (ii) set forth certain agreements between them in respect of their respective rights with respect to the Pledged Collateral and this Agreement.

                  L. This Agreement is given by each Pledgor in favor of the Collateral Agent for its benefit and the benefit of the other Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

                               A G R E E M E N T :
                               - - - - - - - - -

                  NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  SECTION 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The following terms used in this Agreement shall have the following meanings:

                  "Accounts" shall mean, with respect to each Pledgor, collectively, (i) all "accounts," as such term is defined in the UCC and (ii) all (A) margin accounts, futures positions, book debts and other forms of obligations and receivables now or hereafter owned or held by or payable to such Pledgor relating in any way to or arising from the sale or lease of goods or the rendering of services by such Pledgor or any other party, including the right to payment of any interest or finance charge with respect thereto, together with all merchandise represented by any of the accounts, (B) all such merchandise that may be reclaimed or repossessed or returned to such Pledgor, (C) all of such Pledgor's rights as an unpaid vendor, including stoppage in transit, reclamation, replevin and sequestration, (D) all assets pledged, assigned, hypothecated or granted to, and all letters of credit, guarantee claims, Liens and security interests held by such Pledgor to secure payment of any accounts and which are delivered for or on behalf of any account debtor, (E) all accessions to all of the foregoing described properties and interests in properties, (F) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection with the foregoing and
(G) all evidence of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties and certificates from filing or other registration offices.

                  "Acquisition Agreement" shall have the meaning assigned to such term in the Credit Agreement.

                  "Acquisition Document Rights" shall mean, with respect to each Pledgor, collectively, all of such Pledgor's rights, title and interest in, to and under the Acquisition Documents including, without limitation, (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of the Acquisition Documents, (ii) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for monetary damages under or in respect of the agreements, documents and instruments referred to in the Acquisition Documents or related thereto and
(iii) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

                  "Acquisition Documents" shall mean, collectively, the Acquisition Agreement, and all documents, agreements and other instruments then or at any time thereafter executed and/or delivered in connection therewith or related thereto in each case as amended, amended and restated, supplemented, extended, renewed, replaced or otherwise modified from time to time.

                  "Additional Pledged Interests" shall mean, collectively, with respect to each Pledgor, all (i) options, warrants, rights, agreements, additional membership or partnership interests or other interests of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, including, without limitation, all rights, privileges, authority and powers of such Pledgor relating to the equity or membership or partnership interests in any such issuer or under the Operative Agreement of any such issuer, from time to time acquired by such Pledgor in any manner and (ii) membership, partnership or other interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements, additional membership or partnership interests or other interests of whatever class of such limited liability company, partnership or other entity including, without limitation, all rights, privileges, authority and powers of such Pledgor to such membership, partnership or other interests or under the Operative Agreement of such limited liability company, partnership or other entity from time to time acquired after the date hereof by such Pledgor in any manner, in each case including, subject to the provisions of Section 3.2 hereof, certificates, instruments and agreements representing such additional interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional interests including, without limitation, each limited liability company or partnership hereafter acquired or formed by such Pledgor (which are and shall remain at all times until this Agreement terminates, certificated interests explicitly made a "security" subject to the provisions of Article 8 of the UCC) and the certificates, instruments and agreements representing such additional interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional interests.

                  "Additional Pledged Shares" shall mean, collectively, with respect to each Pledgor, all (i) options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any interest in any such issuer including, without limitation, all rights, privileges, authority and powers of such Pledgor relating to the additional shares issued by any such issuer are under the Operative Agreement of any such issuer, from time to time acquired by such Pledgor in any manner and (ii) the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation including, without limitation, all rights, privileges, authority and powers of such Pledgor relating to such shares or under the Operative Agreement of such corporation from time to time acquired by such Pledgor in any manner, in each case including the certificates representing such additional shares (which are and shall remain at all times until this Agreement terminates, certificated shares) and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares including, without limitation, each corporation hereafter acquired or formed by such Pledgor (which are and shall remain at all times until this Agreement terminates, certificated shares), including the certificates representing such additional shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares.

                  "Affiliate" shall have the meaning assigned to such term in the Credit Agreement.

                  "Agreement" shall mean this Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

                  "Bank Accounts" shall mean, collectively, (i) the L/C Sub-Account, the Lockboxes, the Collection Accounts and the Lockbox Concentration Account and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and any instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

                  "Blocked Account Agreement" shall mean each Blocked Account Agreement entered into in accordance with the provisions of Section 8.4 of this Agreement, in form and substance satisfactory to the Collateral Agent, in each case, which Collateral Agent may, in its sole discretion, approve.

                  "Blocked Account" shall have the meaning assigned to such term in Section 8.4(ii) hereof.

                  "Blocked Account Bank" shall have the meaning assigned to such term in Section 8.4(ii) hereof.

                  "Borrower" shall have the meaning assigned to such term in the Preamble hereof.

                  "Borrower Obligations" shall mean the obligations described in clause (i) of the definition of "Secured Obligations."

                  "Business Day" shall have the meaning assigned to such term in the Credit Agreement.

                  "Capital Lease Obligation" shall have the meaning assigned to such term in the Credit Agreement.

                  "Cash Equivalents" shall have the meaning assigned to such term in the Credit Agreement.

                  "Charges" shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords', carriers', mechanics', workmens', repairmens', laborers', materialmens', suppliers', and warehousemens' Liens and other claims arising by operation of law) against, all or any portion of the Pledged Collateral.

                  "Chattel Paper" shall mean, collectively, with respect to each Pledgor, all "chattel paper," as such term is defined in the UCC.

                  "Closing Date" shall have the meaning assigned to such term in the Credit Agreement.

                  "Collateral Account" shall mean a collateral account or sub-account established and maintained by the Collateral Agent (or a Lender that agrees to be a collateral sub-agent for the Collat-eral Agent) in its name as Collateral Agent for the Secured Parties in accordance with the provisions of Section 8.2 hereof and all funds from time to time on deposit in the Collateral Account including, without limitation, all Cash Equivalents and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of any Pledgor in substitution for, or in addition to, any or all of the Pledged Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Pledged Collateral.

                  "Collateral Agent" shall have the meaning assigned to such term in Section 13.1 hereof.

                  "Collection Account" shall have the meaning assigned to such term in Section 5.6 hereof.

                  "Collections" shall mean all cash, funds, checks, notes, instruments and any other form of remittance tendered by account debtors in payment of Accounts.

                  "Commitments" shall have the meaning assigned to such term in the Credit Agreement.

                  "Commodities Account" shall mean "commodities account," as such term is defined in the UCC.

                  "Commodities Contract" shall mean "commodities contract," as such term is defined in the UCC.

                  "Commodities Intermediary" shall mean "commodities intermediary," as such term is defined in the UCC.

                  "Concentration Account" shall have the meaning assigned to such term in Section 8.4(iii) hereof.

                  "Contracts" shall mean, collectively, with respect to each Pledgor, all "contracts," as such term is defined in the UCC, of such Pledgor, and in any event, shall include, without limitation, all sale, service, performance and equipment or property lease contracts, agreements and grants (whether written or oral, or third party or intercompany), and any other documents (whether written or oral) between such Pledgor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

                  "Control Agreement" shall mean an agreement substantially in the form annexed hereto as Exhibit 4 or such other agreement in form and substance acceptable to Collateral Agent.

                  "Copyrights" shall mean, collectively, with respect to each Pledgor, all copyrights owned by or assigned to and all copyright registrations and applications made by such Pledgor (whether statutory or common law and whether established or registered in the United States or any other country) including, without limitation, the copyrights, registrations and applications listed in Schedule 1.1(a) annexed hereto, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

                  "Cost of Construction" shall mean the sum, so far as it relates to the reconstructing, renewing, restoring or replacing of the Equipment and Inventory, of (i) obligations incurred or assumed by any Pledgor or undertaken by any tenant pursuant to the terms of any lease or license for labor, materials and other expenses and to contractors, builders and materialmen, (ii) the cost of contract bonds and of insurance of every kind, nature or character that may reasonably be deemed by any Pledgor to be necessary or appropriate during the course of construction and (iii) the expenses incurred or assumed by any Pledgor for estimates, plans and specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or necessary for proper construction.

                  "CRDA Bonds" shall mean those certain bonds which have been issued by The New Jersey Casino Reinvestment Development Authority identified on
Schedule 10.04 to the Credit Agreement or which may subsequently be issued by The New Jersey Casino Reinvestment Development Authority.

                  "Credit Agreement" shall have the meaning assigned to such term in Recital A hereof.

                  "Credit Documents" shall have the meaning assigned to such term in the Credit Agreement.

                  "Creditors" shall have the meaning assigned to such term in the Credit Agreement.

                  "Credit Parties" shall have the meaning assigned to such term in the Credit Agreement.

                  "Debt Instrument" means each of (i) the Credit Agreement and the Notes and any related instruments or agreements, (ii) the RIH Secured Note and any related instruments or agreements and (iii) the notes, agreements and/or instruments which, at any time, collectively evidence or comprise any Swap Contract.

                  "Default" shall have the meaning assigned to such term in the Credit Agreement.

                  "Default Rate" shall mean the rate per annum equal to the highest rate then payable under the Credit Agreement.

                  "Designated Accounts" shall mean, collectively, with respect to each Pledgor, (i) the custodial securities and commodities accounts listed in
Schedule 1.1(b) maintained by such Pledgor with a Qualified Intermediary pursuant to a Control Agreement and (ii) such other custodial securities and commodities accounts opened after the date hereof and maintained by such Pledgor with a Qualified Intermediary pursuant to a Control Agreement.

                  "Destruction" shall mean any and all damage to, or loss or destruction of, all or any portion of the Pledged Collateral or Mortgaged Property.

                  "Distributions" shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

                  "Documents" shall mean, collectively, with respect to each Pledgor, all "documents," as such term is defined in the UCC, of such Pledgor, and in any event, shall include, without limitation, all receipts of such Pledgor covering, evidencing or representing Inventory or Equipment.

                  "Enforcement Notice" shall have the meaning assigned to such term in Section 13.2(b) hereof.

                  "Entitlement Order" shall mean "entitlement order," as such term is defined in the UCC.

                  "Equipment" shall mean, collectively, with respect to each Pledgor, all "equipment," as such term is defined in the UCC, and, in any event shall include, without limitation, all machinery, apparatus, equipment, office machinery, electronic data-processing equipment, computers and computer hardware and software (whether owned or licensed), furniture, conveyors, tools, materials, storage and handling equipment, automotive equipment, motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership, and all other equipment of every kind and nature owned by such Pledgor or in which such Pledgor may have any interest (to the extent of such interest) and all modifications, renewals, improvements, alterations, repairs, substitutions, attachments, additions, accessions and other property now or hereafter affixed thereto or used in connection therewith, all replacements and all parts therefor and together with all substitutes for any of the foregoing.

                  "Event of Default" shall mean (i) any "Event of Default" as such term is defined in the Credit Agreement and (ii) any event or condition that constitutes a default or that would become, with notice or lapse of time or both, a default under the RIH Secured Note.

                  "Financial Asset" shall mean, collectively, with respect to each Pledgor, all "financial assets," as such term is defined in the UCC.

                  "Full Replacement Cost" shall mean the Cost of Construction to replace the General Collateral, exclusive of depreciation.

                  "GAAP" shall have the meaning assigned to such term in the Credit Agreement.

                  "Gaming Law" shall have the meaning assigned to such term in the Credit Agreement.

                  "General Collateral" shall mean the Pledged Collateral other than the Securities Collateral, the Investment Collateral and the Intellectual Property Collateral.

                  "General Intangibles" shall mean, collectively, with respect to each Pledgor, all "general intangibles," as such term is defined in the UCC, of such Pledgor and, in any event shall include, without limitation, (i) all of such Pledgor's rights, title and interest in, to and under all Contracts and Insurance Policies, (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property including, without limitation, all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like pertaining to the operations of such Pledgor or any of the Pledged Collateral or any of the Mortgaged Property, field repair data, sales data and other information relating to sales of products now or hereafter manufactured, distributed or franchised by such Pledgor, accounting information pertaining to such Pledgor's operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records relating to such operations or any of the Pledged Collateral or any of the Mortgaged Property may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data,
(vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Pledged Collateral or any of the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refund, indemnification or claims to the extent the foregoing relate to any Pledged Collateral or any of the Mortgaged Property and claims for tax or other refunds against any Governmental Authority relating to any Pledged Collateral or any of the Mortgaged Property.

                  "Goodwill" shall mean, collectively, with respect to each Pledgor, the entire goodwill connected with such Pledgor's business and, in any event shall include, without limitation, (i) all goodwill connected with the use of and symbolized by any of the Intellectual Property Collateral in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer lists, proprietary information, inventions, methods, procedures, formulae, descriptions, name plates, catalogs, confidential information, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor's business.

                  "Governmental Authority" shall mean any Federal, state, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over any Pledgor or the Pledged Collateral or any portion thereof.

                  "Guarantees" shall mean, collectively, the RIH Guarantee and the Holdings/New Pier Guarantee.

                  "Guarantors" shall have the meaning assigned to such term in the Preamble hereof.

                  "Holdings" shall have the meaning assigned to such term in the Preamble hereof.

                  "Holdings/New Pier Guarantee" shall mean the obligations described in clause (iii) of the definition of "Secured Obligations".

                  "Holdings/New Pier Guaranteed Obligations" shall have the meaning assigned to such term in Recital F hereof.

                  "Indemnified Liabilities" shall have the meaning assigned to such term in Section 12.4(i) hereof.

                  "Indemnitees" shall have the meaning assigned to such term in
Section 12.4(i) hereof.

                  "Initial Pledged Interests" shall mean, with respect to each Pledgor, all membership interests and/or partnership interests, as applicable, of each issuer described in Schedule 1.1(c) annexed hereto together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under the Operative Agreement of each such issuer, and the certificates, instruments and agreements representing such membership or partnership interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership or partnership interests.

                  "Initial Pledged Shares" shall mean, collectively, with respect to each Pledgor, the issued and outstanding shares of capital stock of each Person described in Schedule 1.1(d) annexed hereto (which are and shall remain at all times until this Agreement terminates, certificated shares) together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under the Operative Agreement of each such issuer, and the certificates, instruments and agreements representing the Initial Pledged Shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

                  "Instruments" shall mean, collectively, with respect to each Pledgor, all "instruments," as such term is defined in the UCC, and in any event shall include, without limitation, all promissory notes, drafts, bills of exchange or acceptances.

                  "Insurance Certificate" shall mean a certificate evidencing the Insurance Requirements (i) in substantially the form commonly known as "ACORD 27" that (A) provides that the insurance has been issued, is in full force and effect, and conveys all the rights and privileges afforded under the Insurance Policies, (B) provides an unequivocal obligation to give advance notice to additional interest parties of termination and notification of changes and (C) purports to convey all the privileges of the Insurance Policies to the certificate holders and (ii) that otherwise complies with the requirements with respect thereto set forth in Section 4.17 hereof.

                  "Insurance Policies" shall mean, collectively, with respect to each Pledgor, all insurance policies held by such Pledgor or naming such Pledgor as insured, additional insured or loss payee (including, without limitation, the Required Insurance Policies), all such insurance policies entered into after the date hereof, other than insurance policies (or certificates of insurance evidencing such insurance policies) relating to health and welfare insurance and life insurance policies in which such Pledgor is not named as beneficiary (i.e., insurance policies that are not "Key Man" insurance policies) and all rights, claims and recoveries relating thereto (including, without limitation, all dividends, returned premiums and other rights to receive money in respect of any of the foregoing).

                  "Insurance Requirements" means, collectively, with respect to each Pledgor, all provisions of the Required Insurance Policies, all requirements of the issuer of any of the Required Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon such Pledgor and applicable to the Pledged Collateral or any use or condition thereof.

                  "Intellectual Property Collateral" shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.

                  "Intercompany Obligations" shall mean the obligations described in clause (ii) of the definition of "Secured Obligations".

                  "Intercompany Notes" shall mean, with respect to such Pledgor, the RIH Secured Note and all other intercompany notes described in Schedule 1.1(e) annexed hereto (and each other intercompany note hereafter acquired by such Pledgor) and all certificates, instruments or agreements evidencing such intercompany notes and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

                  "Inventory" shall mean, collectively, with respect to each Pledgor, all "inventory," as such term is defined in the UCC, of such Pledgor wherever located and of every class, kind and description and, in any event shall include, without limitation, (i) all goods, merchandise, raw materials, work-in-process, returned goods, finished goods, samples and consigned goods (to the extent of the consignee's interest therein), materials and supplies of any kind or nature which are or might be used in connection with the manufacture, printing, publication, packing, shipping, advertising, selling or finishing of any such goods and all other products, goods, materials and supplies, (ii) all inventory as is temporarily out of such Pledgor's custody or possession, items in transit and any returns and repossessions upon any Accounts and (iii) all substitutions therefor or replacements thereof, and all additions and accessions thereto.

                  "Investment Collateral" shall mean, collectively, with respect to each Pledgor, all "investment property," as such term is used in the UCC, of such Pledgor and, in any event shall include, without limitation, (i) all Securities Accounts and Commodities Accounts including, without limitation all Designated Accounts, (ii) (A) all Financial Assets, cash, checks, drafts, securities and instruments deposited or held or required to be deposited or held in such Pledgor's Securities Accounts and all Security Entitlements relating thereto and (B) all Commodities Contracts, cash, checks, drafts, securities and instruments deposited or held or required to be deposited or held in such Pledgor's Commodities Accounts, (iii) all investments and all certificates and instruments, if any, from time to time representing or evidencing any other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing items listed in clauses (i) and (ii) of this definition and (iv) each consent, control or other agreement, including, without limitation, each Control Agreement, entered into by such Pledgor with any Qualified Intermediary with which any Securities Account or Commodities Account is maintained and all rights, if any, and interests of such Pledgor in, to and under each such consent, control or other agreement; provided, however, that Investment Collateral shall in no event include the Securities Collateral.

                  "Joinder Agreement" shall mean the form of joinder agreement attached hereto as Exhibit 3.

                  "L/C Sub-Account" shall have the meaning assigned to such term in Section 8.3 hereof.

                  "Lead Arranger" shall have the meaning assigned to such term in Recital A hereof.

                  "Lenders" shall have the meaning assigned to such term in Recital A hereof.

                  "Lenders' Collateral Agent" shall have the meaning assigned to such term in Recital A hereof.

                  "Letters of Credit" shall have the meaning assigned to such term in the Credit Agreement.

                  "Liability Insurance" shall mean, collectively, the insurance policies and coverages described in clause (B) and, to the extent applicable, clauses (E) and (F) of Section 4.17(i) hereof.

                  "Licenses" shall mean, collectively, with respect to each Pledgor, all license and distribution agreements and covenants not to sue with any other party with respect to any Patent, Trademark, or Copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement including, without limitation, the license and distribution agreements listed in Schedule 1.1(f) annexed hereto, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) any other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights.

                  "Lien" shall have the meaning assigned to such term in the Credit Agreement.

                  "Loans" shall have the meaning assigned to such term in the Credit Agreement.

                  "Lockbox Agreement" shall mean each lockbox agreement delivered in accordance with the terms of Section 5.6 hereof in form and substance satisfactory to the Collateral Agent, in each case, which Collateral Agent may, in its sole discretion, approve.

                  "Lockbox Bank" shall have the meaning assigned to such term in
Section 5.6 hereof.

                  "Lockboxes" shall have the meaning assigned to such term in
Section 5.6 hereof.

                  "Material Adverse Effect" shall have the meaning assigned to such term in the Credit Agreement.

                  "Mortgage" shall have the meaning assigned to such term in the Credit Agreement.

                  "Mortgaged Property" shall have the meaning assigned to such term in the Mortgages.

                  "Net Available Proceeds" shall have the meaning assigned to such term in the Credit Agreement.

                  "Net Condemnation Award" shall mean the proceeds of any award or payment on account of a Taking, together with any interest earned thereon, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking.

                  "Net Insurance Proceeds" shall mean the proceeds of any insurance payable in respect of such Destruction together with any interest earned thereon, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction.

                  "New Pier" shall have the meaning assigned to such term in the Preamble hereof.

                  "Notice of Sweep Event" shall mean that certain notice to transfer funds delivered by the Collateral Agent to any Blocked Account Bank pursuant to the provisions of the applicable Blocked Account Agreement.

                  "Officers' Certificate" shall have the meaning assigned to such term in the Credit Agreement.

                  "Operative Agreement" shall mean (i) in the case of any limited liability company or partnership, any membership or partnership agreement thereof and (ii) in the case of any corporation, any charter or certificate of incorporation and by-laws thereof.

                  "Patents" shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in the United States or any other country) including, without limitation, the patents, patent applications, registrations and recordings listed in Schedule 1.1(g) annexed hereto, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any patents, (ii) inventions and improvements described and claimed therein,
(iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present and future infringements thereof.

                  "Permitted Liens" shall mean Permitted Liens, as defined in the Credit Agreement, other than Permitted Liens of the type described in clause
(l) of such definition.

                  "Person" shall have the meaning assigned to such term in the Credit Agreement.

                  "Pledge Amendment" shall have the meaning assigned to such term in Section 6.1 hereof.

                  "Pledged Collateral" shall have the meaning assigned to such term in Section 2.1 hereof.

                  "Pledged Interests" shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests.

                  "Pledged Securities" shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

                  "Pledged Shares" shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares; provided, however, that such Pledgor shall not be required to pledge shares possessing more than 65% of the voting power of all classes of capital stock entitled to vote of any

Subsidiary which is a controlled foreign corporation (as defined in Section 957(a) of the Tax Code) and, in any event, shall not be required to pledge the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Tax Code.

                  "Pledgor" shall have the meaning assigned to such term in the Preamble hereof.

                  "Proceeds" shall mean, collectively, all "proceeds," as such term is defined in the UCC or under other relevant law, and in any event shall include, without limitation, any and all (i) proceeds of the conversion, voluntary or involuntary, of the Pledged Collateral or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance (except payments made to a Person which is not a party to this Agreement), indemnity, warranty, guaranty or claim payable to the Collateral Agent or to such Pledgor from time to time with respect to any of the Pledged Collateral including, without limitation, proceeds in respect of any and all Required Insurance Policies,
(iii) payments (in any form whatsoever) made or due and payable to such Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Pledged Collateral by any Governmental Authority (or any Person acting on behalf of a Governmental Authority), (iv) products of the Pledged Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

                  "Property Insurance" shall mean, collectively, the insurance policies and coverages described in clauses (A), (C) and (D) and, to the extent applicable, clause (F) of Section 4.17(ii) hereof.

                  "Prudent Operator" shall mean the standard of care taken by a prudent operator of property and assets similar in use and configuration to the Pledged Collateral and located in the locality where the Pledged Collateral is located.

                  "Purchase Money Obligation" shall have the meaning assigned to such term in the Credit Agreement.

                  "Qualified Commodities Intermediary" shall mean a Commodities Intermediary that has executed and delivered to the Collateral Agent a Control Agreement in accordance with the provisions hereof.

                  "Qualified Intermediary" shall mean a Qualified Securities Intermediary or a Qualified Commodities Intermediary, as the case may be.

                  "Qualified Securities Intermediary" shall mean a Securities Intermediary that has executed and delivered to the Collateral Agent a Control Agreement in accordance with the provisions hereof.

                  "Required Insurance Policies" means, collectively, with respect to each Pledgor, the insurance policies and coverages maintained by such Pledgor with respect to the Pledged Collateral pursuant to Section 4.17 hereof and all renewals and extensions thereof.

                  "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including, without limitation, any and all laws, ordinances, rules, regulations or similar statutes or case law.

                  "Restoration" shall have the meaning assigned to such term in
Section 4.17(vii)(B) hereof.

                  "RIH" shall have the meaning assigned to such term in the Preamble hereof.

                  "RIH Guarantee" shall have the meaning assigned to such term in Recital E hereof.

                  "RIH Guaranteed Obligations" shall mean the obligations described in clause (ii) of the definition of "Secured Obligations".

                  "RIH Mortgage" shall have the meaning assigned to such term in
Section 2.1(b) hereof.

                  "RIH Secured Note" shall have the meaning assigned to such term in the Credit Agreement.

                  "Secured Obligations" shall mean (i) all obligations (whether or not constituting future advances, obligatory or otherwise) of the Borrower and any and all of the other Credit Parties from time to time arising under or in respect hereof, the Credit Agreement, the Swap Contracts and the other Credit Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement, the Credit Agreement, the Swap Contracts and the other Credit Documents), (ii) all obligations (whether or not constituting future advances, obligatory or otherwise) of RIH under the RIH Guarantee from time to time arising under or in respect hereof, the Credit Agreement, the Swap Contracts and the other Credit Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement, the Credit Agreement, the Swap Contracts and the other Credit Documents), (iii) all obligations (whether or not constituting future advances, obligatory or otherwise) of Holdings and New Pier under the Holdings/New Pier Guarantee from time to time arising under or in respect hereof, the Credit Agreement, the Swap Contracts and the other Credit Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, re-imbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement, the Credit Agreement, the Swap Contracts and the other Credit Documents) and (iv) all obligations of RIH from time to time arising under or in respect hereof and the RIH Secured Note (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement and the RIH Secured Note), in each of the cases described in clauses (i) through (iv) of this definition, in each case whether
(w) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (x) arising in the regular course of business or otherwise, (y) for payment or performance and/or (z) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Credit Party or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

                  "Secured Parties" shall mean (i) in the case of the Borrower Obligations, the Holdings/New Pier Guaranteed Obligations and the RIH Guaranteed Obligations, the Collateral Agent and the other Creditors and (ii) in the case of the Intercompany Obligations, the Collateral Agent and the Borrower.

                  "Securities Account" shall mean, with respect to each Pledgor, each "securities account," as such term is defined in the UCC, established or maintained for or on behalf of such Pledgor.

                  "Securities Act" shall have the meaning assigned to such term in Section 10.4(ii) hereof.

                  "Securities Collateral" shall mean, collectively, the Pledged Securities, and the Intercompany Notes and the Distributions.

                  "Securities Intermediary" shall mean "securities intermediary," as such term is defined in the UCC.

                  "Security Documents" shall have the meaning assigned to such term in the Credit Agreement.

                  "Security Entitlement" shall mean, with respect to each Pledgor, each "security entitlement," as such term is defined in the UCC, of such Pledgor and in any event shall include, without limitation, the rights and property interests of such Pledgor with respect to any and all Financial Assets.

                  "Subsidiaries" shall have the meaning assigned to such term in the Credit Agreement.

                  "Successor Interests" shall mean, collectively, with respect to each Pledgor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company or partnership owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from any consolidation or merger in which any Person listed in Schedule 1.1(c) or Schedule 1.1(d) annexed hereto is not the surviving entity; provided, however, that the pledge of the Successor Interests affected hereby shall in no event affect the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Credit Agreement.

                  "Swap Contracts" shall have the meaning assigned to such term in Recital B hereof.

                  "Taking" shall mean any taking of the General Collateral or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use of the Pledged Collateral or Mortgaged Property or any portion thereof, by any Governmental Authority, civil or military.

                  "Tax Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Trademarks" shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), logos, Federal and state trademark registrations and applications made by such Pledgor, common law trademarks and trade names owned by or assigned to such Pledgor and all registrations and applications for the foregoing, including, without limitation, the registrations and applications listed in Schedule 1.1(i) annexed hereto, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

                  "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection; provided, further, however, that with respect to any term used herein that is defined in either (i) Article 9 of the UCC as in effect on the date hereof or (ii) Article 9 of the UCC as in effect at any relevant time (including Revised Article 9), the meaning to be ascribed to such term with respect to any particular item or type of property shall be the more encompassing of the two definitions.

                  "Wholly Owned Subsidiary" shall have the meaning assigned to such term in the Credit Agreement.

                  SECTION 1.2 Interpretation. In this Agreement, unless otherwise specified, (i) singular words include the plural and plural words include the singular, (ii) words importing any gender include the other gender,
(iii) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives, (iv) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (v) the words "consent," "approve" and "agree," and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question, (vi) the words "include" and "including," and words of similar import, shall be deemed to be followed by the words "without limitation", (vii) the words "hereto," "herein," "hereof" and "hereunder," and words of similar import, refer to this Agreement in its entirety, (viii) unless otherwise expressly indicated, references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses hereof, (ix) the Schedules and Exhibits to this Agreement, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the construction of any provisions hereof and (xi) all obligations of each Pledgor hereunder shall be satisfied by each Pledgor at each Pledgor's sole cost and expense.

                  SECTION 1.3 Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

                                   ARTICLE II

                    GRANT OF SECURITY AND SECURED OBLIGATIONS

                  SECTION 2.1 Pledge; Assignment of RIH Collateral. (a) As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges, assigns, transfers and grants to the Collateral Agent for its benefit and for the benefit of the Secured Parties, a security interest in and to and pledge of all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "Pledged Collateral"):

                  (i) Accounts;

                  (ii) Inventory;

                  (iii) Documents;

                  (iv) Instruments;

                  (v) Chattel Paper;

                  (vi) Equipment;

                  (vii) Pledged Securities;

                  (viii) Intercompany Notes;

                  (ix) Distributions;

                  (x) Investment Collateral;

                  (xi) Intellectual Property Collateral;

                  (xii) Acquisition Document Rights;

                  (xiii) General Intangibles;

                  (xiv) Bank Accounts;

                  (xv) Collateral Account; and

                  (xvi) To the extent not covered by clauses (i) through (xv) of this sentence, all other personal property and any and all Proceeds of any and all of the foregoing.

                  Notwithstanding the foregoing provisions of this Section 2.1, the Pledged Collateral shall not include any property or asset hereafter acquired by Pledgor which is subject to a Purchase Money Obligation or Capital Lease Obligation to the extent the documents evidencing such obligation prohibit the imposition of a Lien on the property or asset subject to such obligation; provided, however, that at such time as such property or asset is no longer subject to such Purchase Money Obligation or Capital Lease Obligation, such property or asset shall (without any act or delivery by any Person) constitute Pledged Collateral hereunder.

                  In addition, notwithstanding anything herein to the contrary, the Pledged Collateral, as to any Pledgor, shall exclude:

                  (i) a grant of such Pledgor's right under any Contracts to which such Pledgor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such Contract, result in a breach or termination of the terms of, or constitute a default under or termination of such Contract; provided, however, that at such time as such Contract is no longer subject to such restriction, such Contract shall (without any act or delivery by any Person) constitute Pledged Collateral hereunder;

                  (ii)  vehicles; and

                  (iii) Additional Pledged Shares and Additional Pledged Interests in joint ventures and non-Wholly Owned Subsidiaries to the extent permitted pursuant to Section 10.04(g) of the

         Credit Agreement only to the extent that the provisions of the Operating Agreement relating to such Additional Pledged Shares or Additional Pledged Interests shall prohibit such pledge.

                  (b) Without limiting the generality of the foregoing provisions of Section 2.1(a) hereof, to secure the prompt payment and performance by the Borrower of the Borrower Obligations, the Borrower hereby assigns, transfers, sets over and delivers to the Collateral Agent, and grants to the Collateral Agent a first priority security interest in, all its right, title and interest in, to and under the RIH Secured Note, the Mortgage granted and delivered by RIH, as mortgagor (the "RIH Mortgage") and the Mortgaged Property encumbered thereby, and this Agreement and the Pledged Collateral pledged by RIH hereunder to secure the Intercompany Obligations and any and all proceeds of any thereof (collectively, the "RIH Collateral").

                  (c) Without limiting the Collateral Agent's rights under the immediately preceding sentences, the Borrower hereby absolutely assigns and transfers to the Collateral Agent all of the Borrower's rights to receive and hereby directs RIH to pay or cause to be paid directly to the Collateral Agent all principal and interest payments and any other payments due under or received pursuant to the RIH Secured Note, RIH Mortgage and this Agreement to the extent it secures the Intercompany Obligations, including, without limitation, any and all proceeds and products for application by the Collateral Agent in accordance with the provisions of the Credit Agreement.

                  SECTION 2.2 Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due of, (i) in the case of the Borrower, the Borrower Obligations,
(ii) in the case of RIH, the RIH Guaranteed Obligations and (iii) in the case of Holdings and New Pier, the Holdings/New Pier Guaranteed Obligations.

                  SECTION 2.3 Reserved.

                  SECTION 2.4 No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, any Swap Contract, any other Credit Document or the RIH Secured Note or under or in respect of the Pledged Collateral or made in connection herewith or therewith. This Section 2.4 shall survive the termination hereof and the discharge of such Pledgor's other obligations under this Agreement, any Swap Contract, the other Credit Documents and the RIH Secured Note.

                                  ARTICLE III

                  PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
                            USE OF PLEDGED COLLATERAL

                  SECTION 3.1 Delivery of Certificated Securities Collateral. All certificates, agreements or instruments representing or evidencing the Pledged Securities and Intercompany Notes, to the extent not previously delivered to the Collateral Agent, shall immediately upon receipt thereof by any Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Pledged Securities and Intercompany Notes shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

                  SECTION 3.2 Perfection of Uncertificated Securities Collateral. If any issuer of Pledged Securities is organized in a jurisdiction which does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall (i) to the extent permitted by applicable law and except with respect to the CRDA Bonds, record such pledge on the equityholder register or the books of the issuer, (ii) except with respect to the CRDA Bonds, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, (iii) file financing statements and execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof and (iv) if requested by the Collateral Agent, provide to the Collateral Agent an opinion of counsel, in form and substance satisfactory to the Collateral Agent, confirming such pledge and perfection thereof. No Pledgor will permit any Pledged Securities (including the CRDA Bonds) to be evidenced by certificates unless such Pledgor delivers such certificates to the Collateral Agent in accordance with the provisions of
Section 3.1 hereof with respect thereto.

                  SECTION 3.3 Financing Statements and Other Filings. The only filings, registrations and recordings necessary and appropriate to create, preserve, protect and perfect the security interest granted by each Pledgor to the Collateral Agent pursuant to this Agreement in respect of the Pledged Collateral on the date hereof are listed in Schedule 3.3 annexed hereto. All such filings, registrations and recordings have been filed, registered and recorded contemporaneously with the execution of the Credit Documents or have been delivered to the Collateral Agent in proper form for filing. Each Pledgor agrees that at any time and from time to time, it will execute and, at the sole cost and expense of the Pledgors file and refile, or permit the Collateral Agent to file and refile, such financing statements, continuation statements and other documents (including, without limitation, this Agreement), in form acceptable to the Collateral Agent, in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) as the Collateral Agent may deem necessary or appropriate, wherever required or permitted by law in order to perfect, continue and maintain a valid, enforceable, first priority security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to any Pledged Collateral. Each Pledgor hereby authorizes the Collateral Agent to file any such financing or continuation statement or other document without the signature of such Pledgor where permitted by law. Each Pledgor hereby agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  SECTION 3.4 Perfection in Investment Collateral and Blocked Accounts. Within 90 days after the Closing Date (or such longer period as may be acceptable to the Collateral Agent) each Pledgor shall comply with the provisions of Section 8.1 and Section 8.4 hereof.

                  SECTION 3.5 Joinder of Affiliates. The Pledgors shall cause each Affiliate of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to the Collateral Agent a Joinder Agreement and, upon such execution and delivery, such Affiliate shall be deemed to be a "Guarantor" and a "Pledgor" for all purposes hereunder.

                  SECTION 3.6 Motor Vehicles. At any time after the occurrence and during the continuance of an Event of Default, each Pledgor shall, upon the request of the Collateral Agent, deliver to the Collateral Agent originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by certificates of title or ownership owned by it) with the Collateral Agent listed as lienholder therein.

                  SECTION 3.7 Supplements; Further Assurances. Each Pledgor agrees to take such further actions, and to execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as the Collateral Agent may deem necessary or appropriate, wherever required or permitted by law, in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent or permit the Collateral Agent to exercise and enforce its respective rights, powers and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments. The Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

                  SECTION 3.8 Use and Pledge of Pledged Collateral. Unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time execute and deliver, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, any and all instruments, certificates or other documents, in a form reasonably requested by such Pledgor, necessary or appropriate in the reasonable judgment of such Pledgor to enable such Pledgor to continue to exploit, license, use, enjoy and protect the Pledged Collateral (other than the RIH Collateral) in accordance with the terms hereof and the Credit Agreement. The Pledgors and the Collateral Agent acknowledge that this Agreement is intended to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in and Lien upon the Pledged Collateral and shall not constitute or create a present assignment of any of the Pledged Collateral (other than the RIH Collateral).

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Each Pledgor represents, warrants and covenants as follows:

                  SECTION 4.1 Payment. Such Pledgor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by such Pledgor under the Credit Documents, Swap Contracts and the RIH Secured Note.

                  SECTION 4.2 Reserved.

                  SECTION 4.3 Perfection Actions . Upon the completion of the deliveries, filings and other actions contemplated in Section 3.1 through
Section 3.4 hereof, the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and to the Pledged Collateral will constitute a perfected, continuing first priority security interest therein, superior and prior to the rights of all other Persons therein other than with respect to the holders of Permitted Liens.

                  SECTION 4.4 Limitation on Liens. Such Pledgor is as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof, such Pledgor will be, the sole direct and beneficial owner of all Pledged Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than Permitted Liens. Pledgor shall defend the Pledged Collateral pledged by it hereunder against all claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party.

                  SECTION 4.5 Reserved.

                  SECTION 4.6 Chief Executive Office; Records; Change of Name. The chief executive office and jurisdiction of organization of such Pledgor is located at the address indicated next to its name in Schedule 4.6 annexed hereto. Such Pledgor shall not move its chief executive office to any location other than one within the Continental United States that is listed in such
Schedule 4.6 except to such new location as such Pledgor may establish in accordance with the last sentence of this Section 4.6. All tangible evidence of all Accounts and General Intangibles of such Pledgor and the only original books of account and records of such Pledgor relating thereto are, and will continue to be, kept at such chief executive office or such other location listed in
Schedule 4.6 annexed hereto, or at such new location for such chief executive office as such Pledgor may establish in accordance with the last sentence of this Section 4.6. All Accounts and General Intangibles of such Pledgor are, and will continue to be, controlled and monitored (including, without limitation, for general accounting purposes) from such chief executive office or such other location listed in Schedule 4.6 annexed hereto, or at such new location for such chief executive office as such Pledgor may establish in accordance with the last sentence of this Section 4.6. All Accounts and General Intangibles of such Pledgor are, and will continue to be, controlled and monitored (including, without limitation, for general accounting purposes) from such chief executive office location or such other location listed in Schedule 4.6 annexed hereto, or such new location as such Pledgor may establish in accordance with the last sentence of this Section 4.6. Such Pledgor shall not establish a new location for its chief executive office to any location other than one within the Continental United States that is listed in Schedule 4.6 or change its name, identity or structure or jurisdiction of organization until (i) it shall have given the Collateral Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate) of its intention so to do, clearly describing such new location within the Continental United States or name, identity, structure or jurisdiction and providing such other information in connection therewith as the Collateral Agent may request and (ii) with respect to such new location or name, such Pledgor shall have taken all action satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby, including, without limitation, using commercially reasonable efforts to obtain waivers of landlord's or warehouseman's liens with respect to such new location, if applicable.

                  SECTION 4.7 Location of Inventory and Equipment. All Inventory and Equipment of such Pledgor are located at the chief executive office or such other location listed in Schedule 4.6 annexed hereto. Such Pledgor shall not move any Inventory or Equipment to any location other than one within the Continental United States that is listed in such Schedule 4.6 until (i) it shall have given the Collateral Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate) of its intention so to do, clearly describing such new location within the Continental United States and providing such other information in connection therewith as the Collateral Agent may request and (ii) with respect to such new location, such Pledgor shall have taken all action satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby, including, without limitation, using commercially reasonable efforts to obtain waivers of landlord's or warehouseman's liens with respect to such new location, if applicable.

                  SECTION 4.8 Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of the Pledged Collateral, the applicable Pledgor shall not permit such warehouse receipt or receipt in the nature thereof to be "negotiable" (as such term is used in Section 7-104 of the UCC or under other relevant law).

                  SECTION 4.9 Condition and Maintenance of Equipment. The Equipment of such Pledgor is in good repair, working order and condition, reasonable wear and tear excepted. Each Pledgor shall cause the Equipment to be maintained and preserved in good repair, working order and condition, reasonable wear and tear excepted, and shall as quickly as commercially practicable make or cause to be made all repairs, replacements and other improvements which are necessary or appropriate in the conduct of such Pledgor's business; provided, however, that in the case of any Destruction which (individually or in the aggregate) exceeds $500,000 to any of the Equipment, Pledgor shall give prompt notice thereof to the Collateral Agent.

                  SECTION 4.10 Corporate Names; Prior Transactions. Such Pledgor has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in Schedule 4.10 annexed hereto.

                  SECTION 4.11 Reserved.

                  SECTION 4.12 No Violations, etc. The pledge of the Pledged Securities pursuant to this Agreement does not violate Regulations T, U or X of the Federal Reserve Board.

                  SECTION 4.13 Reserved.

                  SECTION 4.14 Reserved.

                  SECTION 4.15 Reserved.

                  SECTION 4.16 Pledged Collateral. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules annexed hereto constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors at the time of delivery of such schedules.

                  SECTION 4.17 Insurance; Condemnation.

                  (i) Required Insurance Policies and Coverages. No Pledgor shall take any action that impairs the rights of the Collateral Agent or any Secured Party in the Pledged Collateral and (A) as of the date hereof, the Pledged Collateral and the use, occupancy and operation thereof comply with all Insurance Requirements, and there exists no default under any Insurance Requirement, (B) all premiums due and payable with respect to the Required Insurance Policies have been paid, (C) all

Insurance Policies are in full force and effect and such Pledgor has not received notice of violation or cancellation thereof and (D) all Insurance Policies or Insurance Certificates have been delivered to the Collateral Agent in form satisfactory to the Collateral Agent. Each Pledgor shall at all times keep the Pledged Collateral insured, at such Pledgor's own expense, to the Collateral Agent's satisfaction against fire, theft and all other risks to which the Pledged Collateral may be subject, in such amounts and with such deductibles as would be maintained by a Prudent Operator or as the Collateral Agent may otherwise require, including, without limitation, the following insurance policies and coverages:

                  (A) physical hazard insurance on an "all risk" basis covering, without limitation, hazards commonly covered by fire and extended coverage, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the Full Replacement Cost of the Equipment and Inventory;

                  (B) commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Pledged Collateral, and covering any and all claims, including, without limitation, all legal liability to the extent insurable imposed upon the Collateral Agent and all court costs and attorneys' fees, arising out of or connected with the possession, use, leasing, operation or condition of the Pledged Collateral;

                  (C) explosion insurance in respect of any boilers, machinery and similar apparatus located on or comprising the Equipment and Inventory;

                  (D)  business interruption insurance;

                  (E) worker's compensation insurance as required by the laws of the state where the Pledged Collateral is located to protect such Pledgor and the Collateral Agent against claims for injuries sustained in the course of employment at the premises of such Pledgor; and

                  (F) such other insurance against risks as the Collateral Agent may from time to time require.

                  (ii) Required Form of Insurance Policies. Each Insurance Policy described in clause (i) of this Section 4.17 shall provide that:

                  (A) it may not be modified, reduced, canceled or otherwise terminated without at least thirty (30) days' prior written notice to the Collateral Agent;

                  (B) the Collateral Agent is permitted to pay any premium therefor within thirty (30) days after receipt of any notice stating that such premium has not been paid when due;

                  (C) all losses thereunder shall be payable notwithstanding any act or negligence of such Pledgor or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments;

                  (D) to the extent such Insurance Policy constitutes Property Insurance, all losses payable thereunder shall be payable to the Collateral Agent, as loss payee, pursuant to a standard non-contributory New York mortgagee endorsement and shall be in an amount at least sufficient to prevent coinsurance liability; and

                  (E) with respect to Liability Insurance, the Collateral Agent shall be named as an additional insured.

                  (iii) Settlements. Settlement of any claim under any of the Required Insurance Policies, if such claim involves any loss in excess of $1,000,000 (in the judgment of the Collateral Agent), shall require the prior written approval of the Collateral Agent, and such Pledgor shall cause each such policy to contain a provision to such effect.

                  (iv) Renewals. At least ten (10) days prior to the expiration of any Required Insurance Policy, such Pledgor shall deliver to the Collateral Agent a Required Insurance Policy or Policies renewing or extending such expiring Required Insurance Policy or Policies, renewal or extension Insurance Certificates or other reasonable evidence of renewal or extension providing that the Insurance Policies are in full force and effect.

                  (v) Additional Insurance. Such Pledgor shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those Required Insurance Policies required to be maintained under this
Section 4.17, unless the Collateral Agent is included thereon as an additional insured and, if applicable, with loss payable to the Collateral Agent under an endorsement containing the provisions described in clause (ii) of this Section
4.17. Such Pledgor shall immediately notify the Collateral Agent whenever any such separate insurance policy is obtained and shall promptly deliver to the Collateral Agent the Required Insurance Policy or Insurance Certificate evidencing such insurance.

                  (vi) Blanket Coverage. Such Pledgor may maintain the coverages required by clause (i) of this Section 4.17 under blanket policies covering the Pledged Collateral and other property owned or operated by such Pledgor or an Affiliate of such Pledgor if the terms of such blanket policies otherwise comply with the provisions of clause (i) of this Section 4.17 and contain specific coverage allocations in respect of the Equipment and Inventory complying with the provisions of clause (i) of this Section 4.17.

                  (vii) Proceeds of Destructions and Taking.

                  (A) If there shall occur any Destruction which could reasonably be expected to result in proceeds in an amount greater than $500,000 or that could reasonably be expected to result in a Material Adverse Effect, such Pledgor shall promptly send to the Collateral Agent a notice setting forth the nature and extent of such Destruction. If there shall occur any Taking which could reasonably be expected to result in proceeds in an amount greater than $500,000 or that could reasonably be expected to result in a Material Adverse Effect, such Pledgor shall immediately notify the Collateral Agent upon receiving notice of such Taking or commencement of proceedings therefor. The Collateral Agent may participate in any proceedings or negotiations which might result in any Taking, and such Pledgor shall deliver or cause to be delivered to the Collateral Agent all instruments requested by it to permit such participation. The Collateral Agent may be represented by counsel satisfactory to it at the expense of such Pledgor in connection with any such participation. Such Pledgor shall pay all fees, costs and expenses incurred by the Collateral Agent in connection with any Taking and in seeking and obtaining any award or payment on account thereof. The Net Insurance Proceeds and Net Condemnation Awards are hereby assigned and shall be paid to the Collateral Agent. Such Pledgor shall take all steps necessary to notify the condemning authority of such assignment. All Net Insurance Proceeds and Net Condemnation Awards, shall be applied in accordance with the provisions of Sections 4.17(vii)(B) and 4.17(vii)(C) hereof. In the event there is a Net Condemnation Award or Net Insurance Proceeds relating to the Mortgaged Property and there is an inconsistency between the provisions of this Agreement and the Mortgage relating to such Mortgaged Property, the terms and provisions of the Mortgage will prevail.

                  (B) So long as no Event of Default shall have occurred and be continuing, in the event there shall be a Net Condemnation Award or Net Insurance Proceeds, such Pledgor shall have the right, at such Pledgor's option, to apply such Net Condemnation Award or Net Insurance Proceeds to the payment of the Secured Obligations in accordance with the provisions of Section 2.10 of the Credit Agreement or to the uses permitted by Section 2.10(i)(w) of the Credit Agreement (each, a "Restoration") of the Pledged Collateral. In the event such Pledgor elects to perform a Restoration, such Pledgor shall within one (1) Business Day after the date that such Pledgor receives notice of collection by the Collateral Agent of the applicable Net Insurance Proceeds or Net Condemnation Award, as the case may be, deliver to the Collateral Agent (1) a written notice of such election and (2) an Officers' Certificate stating that
(a) the Net Insurance Proceeds or Net Condemnation Award, as the case may be, shall be utilized to perform a Restoration in the manner contemplated by this
Section 4.17(vii)(B) and (b) no Event of Default has occurred and is continuing (the items described in clauses (1) and (2) of this sentence, collectively, the "Restoration Election Notice"). In the event the Collateral Agent does not receive a Restoration Election Notice within such 1-day period, the Collateral Agent may apply any such Net Insurance Proceeds or Net Condemnation Award held by the Collateral Agent to the payment of the Secured Obligations in accordance with the provisions of Section 2.10 of the Credit Agreement or, at the option of the Collateral Agent, may continue to hold such Net Insurance Proceeds or Net Condemnation Award as additional collateral to secure the performance by such Pledgor of the Secured Obligations. In the event such Pledgor elects to perform any Restoration contemplated by this Section 4.17(vii)(B), the Collateral Agent shall release such Net Condemnation Award or Net Insurance Proceeds to such Pledgor as soon as practicable following receipt of a Restoration Election Notice in accordance with the provisions of Section 8.2(ii) hereof. Such Pledgor shall, within fifteen (15) days following the date of its receipt of any proceeds in respect of a Destruction or Taking, as the case may be, commence and diligently continue to perform the Restoration in accordance with the provisions of Section 2.10 of the Credit Agreement.

                  (C) In the event there shall be a Net Condemnation Award or Net Insurance Proceeds in an amount equal to or greater than $500,000, the Collateral Agent shall not release any part of the Net Condemnation Award or Net Insurance Proceeds until such Pledgor has furnished to the Collateral Agent an Officers' Certificate setting forth: (1) a brief description of the Restoration to be made, (2) the dollar amount of the expenditures to be made, or costs incurred by such Pledgor in connection with such Restoration; provided, however, that such Pledgor shall so complete such Restoration with its own funds to the extent that the amount of any Net Condemnation Award or Net Insurance Proceeds is insufficient for such purpose and (3) each request for payment shall be made on at least ten (10) days' prior notice to the Collateral Agent and such request shall state (A) that all the Restoration work then complete has been done in all material respects in accordance with all applicable provisions of law, (B) the sums requested are required to reimburse the Pledgor for payments by the Pledgor to, or are due to, the contractors, subcontractors, materialmen, laborers or other persons rendering services or materials for the Restoration and (C) that all Liens covering that part of the Restoration previously paid for, if any, have been waived and there has not been filed with respect to all or any portion of the Pledged Collateral any Lien.

                  (D) In the event that there shall be any surplus after application of the Net Condemnation Award or the Net Insurance Proceeds to Restoration, such surplus shall be applied as Net Cash Proceeds in accordance with Section 2.10 of the Credit Agreement.

                  (viii) Delivery After Foreclosure. In the event that the proceeds of any insurance claim are paid after the Collateral Agent has exercised its right to foreclose after an Event of Default such proceeds shall be paid to the Collateral Agent to satisfy any deficiency remaining after such foreclosure. The Collateral Agent shall retain its interest in the Insurance Policies required to be maintained pursuant to this Agreement during any redemption period.

                  SECTION 4.18 Payment of Taxes; Compliance with Laws; Contesting Liens; Claims. Each Pledgor represents and warrants that all Charges imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such Charges constitute a Permitted Lien. Each Pledgor shall pay all Charges against the Pledged Collateral before the same shall become delinquent or in default (other than such Charges that constitute Permitted Liens). Each Pledgor shall comply with all Requirements of Law applicable to the Pledged Collateral the failure to comply with which would have a Material Adverse Effect on the value or use of such Pledged Collateral or the Lien on such Pledged Collateral granted to the Collateral Agent hereunder.

                  SECTION 4.19 Reserved.

                  SECTION 4.20 Reserved.

                  SECTION 4.21 Benefit to Guarantors. Each Guarantor will receive substantial benefit as a result of the execution, delivery and performance of the Credit Documents.

                                   ARTICLE V

                     CERTAIN PROVISIONS CONCERNING ACCOUNTS

                  SECTION 5.1 Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor's sole cost and expense, upon the Collateral Agent's demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including, without limitation, all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent's security interest therein without the consent of any Pledgor.

                  SECTION 5.2 Legend. Each Pledgor shall legend, at the request of the Collateral Agent made at any time after the occurrence of any Event of Default and in form and manner satisfactory to the Collateral Agent, the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

                  SECTION 5.3 Reserved.

                  SECTION 5.4 Reserved.

                  SECTION 5.5 Instruments. Each Pledgor shall deliver to the Collateral Agent, within five days after receipt thereof by such Pledgor, any Instrument evidencing Accounts which is in the principal amount of $100,000 or more other than Instruments issued by casino patrons in the ordinary course of business. Any Instrument delivered to the Collateral Agent pursuant to this
Section 5.5 shall be appropriately endorsed (if applicable) to the order of the Collateral Agent, as agent for the Secured Parties, and shall be held by the Collateral Agent as further security hereunder; provided, however, that so long as no Default shall have occurred and be continuing, the Collateral Agent shall, promptly upon request of such Pledgor, make appropriate arrangements for making any Instrument pledged by such Pledgor available to such Pledgor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document).

                  SECTION 5.6 Payment into Lockboxes. At any time after the occurrence of an Event of Default, each Pledgor shall, upon the request of the Collateral Agent, maintain one or more lockboxes (the "Lockboxes") with a Lockbox Bank and shall irrevocably instruct all account debtors on all of the Accounts of such Pledgor, all agents for the collection of Accounts and all issuers or obligors under letters of credit or other documents supporting Accounts to remit all Collections to such Lockboxes. Each Pledgor, the Collateral Agent and each of the financial institutions selected by such Pledgor and acceptable to the Collateral Agent (each, a "Lockbox Bank" and, collectively, the "Lockbox Banks") shall enter into Lockbox Agreements, which among other things shall provide for the opening of an account for the deposit of Collections (each, a "Collection Account" and, collectively, the "Collection Accounts") at a Lockbox Bank. Each Pledgor shall maintain separate and distinct Lockboxes and Collection Accounts and the Lockboxes and Collection Accounts of each Pledgor will be clearly identified as the Lockbox and Collection Accounts of such Pledgor and no other Person, including no other Pledgor. Such amounts shall be so deposited on a daily basis. All Collections and other amounts received by or on behalf of each such Pledgor from any account debtor, agent or credit support party shall be held in trust for the benefit of the Collateral Agent and shall be deposited into the Collection Account of such Pledgor within one Business Day after such Pledgor's receipt thereof. Such arrangements shall not be modified or terminated without the prior written consent of the Collateral Agent.

                                   ARTICLE VI

               CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

                  SECTION 6.1 Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person constituting Pledged Collateral, accept the same in trust for the benefit of the Collateral Agent and promptly (and in any event within five Business Days) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 annexed hereto (each, a "Pledge Amendment"), and the certificates and other documents required under
Section 3.1 and Section 3.2 in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement together with the operating agreement, if any, relating thereto and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

                  SECTION 6.2 Voting Rights; Distributions; etc.

                  (i) So long as no Event of Default shall have occurred and be continuing:

                  (A) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof or any other Credit Document; provided, however, that no Pledgor shall in any event exercise such rights in any manner which would violate any provision of the Credit Agreement.

                  (B) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  (C) The Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6.2(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 6.2(i)(B) hereof.

                  (ii) Upon the occurrence and during the continuance of any Event of Default:

                  (A) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6.2(i)(A) hereof without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

                  (B) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to
           Section 6.2(i)(B) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

                  (iii) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6.2(ii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 6.2(ii)(B) hereof.

                  (iv) All Distributions which are received by any Pledgor contrary to the provisions of Section 6.2(ii)(B) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  SECTION 6.3 No New Securities. Except to the extent otherwise permitted under Article IX hereof and under Section 10.04(g) of the Credit Agreement, each Pledgor shall cause each issuer of the Pledged Securities not to issue any stock or other securities or equity interests in addition to or in substitution for the Pledged Securities issued by such issuer, except to such Pledgor.

                  SECTION 6.4 Reserved.

                  SECTION 6.5 Reserved.

                                  ARTICLE VII

                   CERTAIN PROVISIONS CONCERNING INTELLECTUAL
                               PROPERTY COLLATERAL

                  SECTION 7.1 Grant of License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article X hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Pledgor) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

                  SECTION 7.2 Registrations. Except pursuant to licenses and other user agreements entered into by any Pledgor in the ordinary course of business that are listed in Schedule 1.1(f) annexed hereto, on and as of the date hereof (i) each Pledgor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in Schedules 1.1(a), 1.1(g) and 1.1(i) and (ii) all registrations listed in Schedules 1.1(a), 1.1(g) and 1.1(i) are valid and in full force and effect.

                  SECTION 7.3 Reserved.

                  SECTION 7.4 Reserved.

                  SECTION 7.5 After-Acquired Property. If any Pledgor shall, at any time before the Secured Obligations have been paid in full or the Commitments of the Lenders to make any Loan or to issue any Letter of Credit have expired or been sooner terminated (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this Section 7.5 with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly
(i) provide to the Collateral Agent written notice of any of the foregoing and
(ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this Section 7.5 by execution of an instrument in form acceptable to the Collateral Agent.

                  SECTION 7.6 Modifications. Each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 1.1(a), 1.1(f), 1.1(g) and 1.1(i) annexed hereto to include any Intellectual Property Collateral acquired or arising after the date hereof of such Pledgor including, without limitation, any of the items listed in Section 7.5 hereof.

                  SECTION 7.7 Reserved.

                  SECTION 7.8 Litigation.

                  (i) Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Each Pledgor shall promptly notify the Collateral Agent in writing as to the commencement and prosecution of any such actions, or threat thereof relating to any material Intellectual Property Collateral, and shall provide to the Collateral Agent such information with respect thereto as may be requested by the Collateral Agent. In accordance with Section 12.4 hereof each Pledgor shall indemnify and hold harmless each Indemnitee from and against all Indemnified Liabilities which may be imposed on, incurred by or asserted against such Indemnitee in connection with or in any way arising out of the suits, proceedings or other actions contemplated in this Section 7.8(i).

                  (ii) Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent, as the case may be, for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 7.8 in accordance with Section 12.3 hereof. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the request of the Collateral Agent, to take all actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

                                  ARTICLE VIII

                    CERTAIN PROVISIONS CONCERNING DESIGNATED
             ACCOUNTS, COLLATERAL ACCOUNT AND COLLECTION OF ACCOUNTS

                  SECTION 8.1 Designated Accounts.

                  (i) Each Pledgor hereby represents and warrants that it does not now maintain, and will not in the future maintain, any other financial accounts (except in accordance with the provisions of this Article VIII) with any Securities Intermediary, Commodities Intermediary, or any other banking or financial institution other than a Designated Account subject to a Control Agreement; provided, however, that any Pledgor may establish and maintain additional financial accounts with any Qualified Intermediary or any new banking or financial institution if (A) in the case of an existing Qualified Intermediary, such Pledgor, such Qualified Intermediary and the Collateral Agent shall have entered into an amendment to the relevant Control Agreement to include such new Designated Account under such amendment in form and substance satisfactory to the Collateral Agent and (B) in the case of a new banking or financial institution, (1) the applicable Pledgor shall have given the Collateral Agent 30 days' prior written notice of its intention to establish such new financial account with such new banking or financial institution, (2) such new banking or financial institution shall be acceptable to the Collateral Agent and (3) such new banking or financial institution shall enter into a Control Agreement. Upon compliance with the provisions of clause (B) of the immediately preceding sentence, such new banking or financial institution shall constitute a "Qualified Intermediary" hereunder. Each Pledgor has, prior to or contemporaneously with the execution and delivery hereof, endeavored to enter into a Control Agreement with each currently existing Securities Intermediary or Commodities Intermediary. If any Pledgor is unable to obtain a Control Agreement from such Securities Intermediary or Commodities Intermediary, then such Pledgor shall terminate all financial accounts maintained with such Securities Intermediary or Commodities Intermediary and immediately transfer any and all Investment Collateral maintained with such institution to a Designated Account maintained by a Qualified Intermediary. Each Pledgor shall accept the same in trust for the benefit of the Collateral Agent and within one Business Day of actual receipt thereof, deposit any Investment Collateral and any new securities, instruments, documents or other property by reason of ownership of the Investment Collateral (other than payments of a kind described in Section 8.1(iii)(B) hereof) received by it into a Designated Account that is subject to a Control Agreement.

                  (ii) Each Pledgor hereby acknowledges and agrees that each Qualified Securities Intermediary constitutes a "securities intermediary" under the UCC and each Qualified Commodities Intermediary constitutes a "commodities intermediary" under the UCC for such Pledgor. Each Pledgor hereby acknowledges and agrees that notwithstanding any provisions hereof or any other circumstance to the contrary, the Collateral Agent shall at all times (A) have "control" (as defined in Section 8-106 of the UCC) of the Investment Collateral, as confirmed in the Control Agreement and (B) be authorized to direct the Qualified Securities Intermediary to comply with, and without further consent of any Pledgor or any investment manager or any other person acting or purporting to act for any Pledgor, the Qualified Securities Intermediary shall comply with, all Entitlement Orders origi-nated by the Collateral Agent with respect to the Investment Collateral. The Collateral Agent hereby agrees that it shall not issue any Entitlement Orders to the Qualified Securities Intermediary in respect of the Investment Collateral except in connection with the Collateral Agent's exercise of remedies upon the occurrence of an Event of Default.

                  (iii) So long as no Event of Default has occurred and is continuing, each Pledgor may, to the extent not inconsistent with the other provisions hereof or the provisions of the Credit Agreement:

                  (A) trade, sell, exchange, lend or transfer from a Designated Account; and

                  (B) receive and retain, free of all right, title and interest of Collateral Agent, all interest and dividend payments made in respect of the Investment Collateral and exercise any voting rights with respect thereto.

                  (iv) As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Collateral, and the risk of loss of, damage to, or the destruction of the Investment Collateral, whether in the possession of, or maintained as a security entitlement by, or subject to the control of, the Collateral Agent, a Qualified Intermediary, the Pledgor or any other Person; provided, however, that nothing contained in this Section 8.1(iv) shall release or relieve any Qualified Intermediary of its duties and obligations to the Pledgors or any other Person under the Control Agreement or under applicable law. Each Pledgor shall promptly pay all Charges and fees of whatever kind or nature with respect to the Investment Collateral pledged by it or this Agreement. In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Collateral Agent from all costs and expenses incurred by the Collateral Agent under this Section 8.1(iv) in accordance with Section 12.3 hereof.

                  SECTION 8.2 Collateral Account.

                  (i) Deposits into Collateral Account. Each Pledgor shall deposit into the Collateral Account from time to time (A) the cash proceeds of any of the Pledged Collateral or any Mortgaged Property pursuant to any disposition thereof in accordance with Section 10.05 of the Credit Agreement,
(B) the cash proceeds of any Taking or Destruction or loss of title with respect to any Pledged Collateral or Mortgaged Property, (C) any cash in respect of any Pledged Collateral to which the Collateral Agent is entitled pursuant to Section
6.2 hereof, (D) any amounts such Pledgor is required to pledge as additional collateral security hereunder pursuant to the Credit Documents, (E) cash proceeds of any of the Pledged Collateral received by Collateral Agent pursuant to the provisions of any Credit Document and (F) any other amounts that such Pledgor desires to pledge to the Collateral Agent for the benefit of the Secured Parties as additional collateral security hereunder.

                  (ii) Application of Amounts in Collateral Account. The balance from time to time in the Collateral Account shall constitute part of the Pledged Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing or will result therefrom, the Collateral Agent shall within two Business Days of receiving a request of such Pledgor for release of cash proceeds constituting (I) Net Insurance Proceeds or Net Condemnation Awards from the Collateral Account, remit such cash proceeds on deposit in the Collateral Account to or upon the order of such Pledgor, so long as such Pledgor has (A) with respect to any Pledged Collateral, satisfied the conditions relating thereto set forth in Section 4.17(vii) hereof and (B) with respect to any Mortgaged Property, satisfied the conditions relating thereto set forth in
Article X of such Mortgage, (II) Net Available Proceeds from any Asset Sale from the Collateral Account, remit such cash proceeds on deposit in the Collateral Account to or upon the order of such Pledgor so long as such Pledgor has certified that it will immediately thereupon apply such cash proceeds in the manner contemplated in Section 2.10 of the Credit Agreement and (III) with respect to the L/C Sub-Account at such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of the Letters of Credit have been paid in full. At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Lenders as specified in the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Article XI hereof subject, however, in the case of amounts deposited in the L/C Sub-Account, to the provisions of Section 8.3 hereof). The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

                  (iii) Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Cash Equivalents as the respective Pledgor (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine, which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided, however, that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Lenders as specified in the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Article XI hereof.

                  SECTION 8.3 Cover for Letter of Credit Liabilities. Amounts deposited into the Collateral Account as cover for liabilities in respect of Letters of Credit under the Credit Agreement pursuant to Section 2.10(d) thereof shall be held by the Collateral Agent in a separate sub-account designated as the "L/C Sub-Account" (the "L/C Sub-Account") and, notwithstanding any other provision hereof to the contrary, all amounts held in the L/C Sub-Account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time and second as collateral security for the other Secured Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full.

                  SECTION 8.4 Blocked Accounts.

                  (i) As of the date hereof, no Pledgor has any account with any financial institution other than Designated Accounts and those accounts listed on Schedule 8.4 annexed hereto.

                  (ii) Each Pledgor, the Collateral Agent and each of the financial institutions selected by such Pledgor (which may include, without limitation the financial institutions listed in Schedule 8.4 annexed hereto) and reasonably acceptable to the Collateral Agent (each, a "Blocked Account Bank" and, collectively, the "Blocked Account Banks") shall promptly and in no event later than 90 days after the Closing Date (or such longer period as may be acceptable to the Collateral Agent) enter into Blocked Account Agreements, which among other things shall provide for the opening (or, in the case of the accounts described on Schedule 8.4 annexed hereto, confirm the existence) of an account for the deposit of Collections (each, a "Blocked Account" and, collectively, the "Blocked Accounts") at a Blocked Account Bank. Each Pledgor shall at all times after the expiration of such 90-day period (or such longer period as may be acceptable to the Collateral Agent) maintain separate and distinct Blocked Accounts and the Blocked Accounts of each Pledgor will be clearly identified as the Blocked Account of such Pledgor and no other Person, including no other Pledgor. Subject to Section 8.4(iv) hereof, in the event any of the accounts and financial institutions listed on Schedule 8.4 annexed hereto shall not constitute Blocked Accounts and Blocked Account Banks, respectively, upon the expiration of such 90-day period (or such longer period as may be acceptable to the Collateral Agent), the applicable Pledgor shall close such account. Subject to Section 8.4(iv), all Collections and other amounts received by or on behalf of each such Pledgor from any account debtor, agent or credit support party shall be held in trust for the benefit of the Collateral Agent, and each. Each Pledgor shall, as promptly as practicable (but in no event later than ten Business Days after receipt thereof), deposit all Collections into a Blocked Account of such Pledgor. Such arrangements shall not be modified or terminated without the prior written consent of the Collateral Agent.

                  (iii) Upon the occurrence of an Event of Default, the Collateral Agent may require that all good funds held in each Blocked Account shall be wired each Business Day into a separate account for each Pledgor (each, a "Concentration Account") maintained by the Collateral Agent. Each Pledgor shall accurately report all amounts deposited in the Blocked Accounts to ensure the proper transfer of funds as set forth above. Each Pledgor acknowledges and agrees that, (A) upon the occurrence of an Event of Default and delivery to the Blocked Account Banks by the Collateral Agent of a Notice of Sweep Event, pursuant to the Blocked Account Agreements, such Pledgor will have irrevocably directed the Blocked Account Banks to transfer no later than 2:00 P.M. (New York time) each Business Day all available funds, investments, money, cash, Instruments, securities, rights, proceeds and other property and amounts contained in such Pledgor's respective Blocked Accounts into such Pledgor's Concentration Account and (B) it is the intention of such Pledgor that the Collateral Agent shall have a perfected security interest in the Blocked Accounts and the Concentration Accounts as of the date hereof. The Collateral Agent hereby agrees that it shall not deliver to any Blocked Account Bank any Notice of Sweep Event except after the occurrence of an Event of Default. Upon the occurrence of an Event of Default, if any Pledgor receives directly any remittance or payments, such Pledgor shall hold such remittance and payments in trust for the Collateral Agent, and shall deposit such amounts into its respective Concentration Account within one Business Day after such Pledgor's receipt thereof. Upon the occurrence of an Event of Default, the Collateral Agent may require that all deposits maintained in the Concentration Accounts and the Blocked Accounts, and any additional moneys and other property subsequently maintained in any Blocked Account shall be transferred to the Collateral Account. All such deposits in the Collateral Account shall be held by the Collateral Agent as Collateral for the Secured Obligations or applied or released in the manner set forth in Section 8.2 hereof. The costs and expenses (including attorney's fees) of collection, whether incurred by any Pledgor or the Collateral Agent (or any sub-agent), shall be borne by the Pledgors.

                  (iv) The Pledgors shall not at any time deposit or cause to be deposited into any account, except as otherwise specifically permitted pursuant to the provisions of Sections 8.1, 8.2 and 8.4 hereof, any funds, investments, money, cash, instruments, securities, rights, proceeds and other property and amounts received by or on behalf of the Pledgors from any source; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Pledgors may deposit or cause to be deposited into such account such funds, investments, money, cash, instruments, securities, rights, proceeds and other property and amounts received by or on behalf of the Pledgors so long as the aggregate sum thereof shall in no event exceed at any time $500,000; provided, further, that all amounts in excess of $500,000 shall be deposited directly into the Blocked Accounts or Concentration Account, of the applicable Pledgor or the Collateral Account in accordance with the provisions of this
Section 8.4.

                  SECTION 8.5 Restriction on Credit Balances in Deposit Accounts. The Pledgors shall not at any time deposit or cause to be deposited into any account, except as otherwise specifically permitted pursuant to the provisions of this Article VIII, any funds, investments, money, cash, instruments, securities, rights, proceeds and other property and amounts received by or on behalf of the Pledgors from any source; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Pledgors may deposit or cause to be deposited into such account such funds, investments, money, cash, instruments, securities, rights, proceeds and other property and amounts received by or on behalf of the Pledgors so long as the aggregate sum thereof shall in no event exceed at any time $500,000; provided, further, that all amounts in excess of $500,000 shall be deposited directly into the Collection Account of the applicable Pledgor or the Collateral Account in accordance with the provisions of this Article VIII.

                  SECTION 8.6 Certain Limitations. The obligations under this
Article VIII with respect to transfers of funds into Bank Accounts with particular banks and limitations on expenditures therefrom are subject to limitations under applicable Gaming Laws as to the qualification of such bank to hold such funds and provisions under applicable Gaming Laws requiring expenditure of funds for specified purposes (e.g. gaming taxes and any obligations imposed by the Casino Reinvestment Development Authority).

                                   ARTICLE IX

                            TRANSFERS AND OTHER LIENS

                  No Pledgor shall (i) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Credit Agreement, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral pledged by it hereunder other than Permitted Liens or (iii) permit any issuer of the Pledged Securities constituting a Wholly Owned Subsidiary to merge, consolidate or change its legal form, unless (A) all of the outstanding equity interests of the surviving or resulting entity are, upon such merger or consolidation, pledged hereunder and (B) such Pledgor shall have complied with the applicable provisions of the Credit Agreement.

                                   ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 10.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it:

                  (i) Subject to applicable Gaming Laws, personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor's premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

                  (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including, without limitation, the RIH Collateral and instruct the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral including, without limitation the RIH Collateral and to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) deposit such amounts into the Collateral Account;

                  (iii) Subject to applicable Gaming Laws, sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

                  (iv) Subject to applicable Gaming Laws, take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such

           Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and there delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Pledged Collateral as contemplated in this Section 10.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

                  (v) Subject to applicable Gaming Laws, withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor (including, without limitation, the accounts contemplated in Article VIII hereof) for application to the Secured Obligations as provided in Article XI hereof;

                  (vi) Retain and apply the Distributions to the Secured Obligations as provided in Article XI hereof;

                  (vii) Subject to applicable Gaming Laws, exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

                  (viii) Subject to applicable Gaming Laws, all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 10.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                  SECTION 10.2 Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days' notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

                  SECTION 10.3 Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article X in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

                  SECTION 10.4 Certain Sales of Pledged Collateral.

                  (i) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

                  (ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

                  (iii) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the request of the Collateral Agent, for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including, without limitation, registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iv) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  SECTION 10.5 No Waiver; Cumulative Remedies.

                  (i) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

                  (ii) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

                  SECTION 10.6 Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred, upon the written demand of Collateral Agent, each Pledgor shall execute and deliver to Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five Business Days of written notice thereafter from Collateral Agent, each Pledgor shall make available to Collateral Agent, to the extent within such Pledgor's power and authority, such personnel in such Pledgor's employ on the date of the Event of Default as Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on Collateral Agent's behalf.

                                   ARTICLE XI

                             APPLICATION OF PROCEEDS

                  The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Article X hereof shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

                  FIRST, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or in-curred by the Collateral Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                  SECOND, to the payment of all other costs and expenses of such sale, collection or other realization including, without limitation, compensation to the Lenders and their agents and counsel and all costs, liabilities and advances made or incurred by the Lenders in connection therewith, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                  THIRD, without duplication of amounts applied pursuant to clauses FIRST and SECOND above, to the indefeasible payment in full in cash, pro rata, of (i) interest, principal and other amounts constituting Secured Obligations (other than the obligations arising under the Swap Contracts and the RIH Secured Note) in accordance with the terms of the Credit Agreement and (ii) the obligations arising under the Swap Contracts in accordance with the terms of the Swap Contracts; and

                  FOURTH, the balance, if any, to the Person lawfully entitled thereto (including the Pledgors or their respective successors or assigns).

                  In the event that any such proceeds are insufficient to pay in full the items described in clauses FIRST through THIRD of this Article XI, the Pledgors shall remain liable for any deficiency.

                                  ARTICLE XII

                                  MISCELLANEOUS

                  SECTION 12.1 Concerning Collateral Agent.

                  (i) The Collateral Agent has been appointed as Collateral Agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral

Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

                  (ii) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or
(ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

                  (iii) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

                  (iv) If any item of Pledged Collateral also constitutes collateral granted to Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

                  SECTION 12.2 Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement, (including, without limitation, such Pledgor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance in accordance with the provision of
Section 4.18 hereof. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 12.3 hereof. Neither the provisions of this Section 12.2 nor any action taken by Collateral Agent pursuant to the provisions of this Section 12.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of warranty form constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact (to the extent such action is permitted by any applicable law, including, without limitation, Gaming Laws), with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms hereof and the other Credit

Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

                  SECTION 12.3 Expenses. Each Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which the Collateral Agent may incur in connection with (i) any action, suit or other proceeding affecting the Pledged Collateral or any part thereof commenced, in which action, suit or proceeding the Collateral Agent is made a party or participates or in which the right to use the Pledged Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Collateral Agent to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Pledged Collateral with any requirements of any Governmental Authority or law), (ii) the collection of the Secured Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (v) the exercise or enforcement of any of the rights of the Collateral Agent or any Secured Party hereunder or
(vi) the failure by any Pledgor to perform or observe any of the provisions hereof. All amounts expended by the Collateral Agent and payable by any Pledgor under this Section 12.3 shall be due upon demand therefor (together with interest thereon accruing at the Default Rate during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations. Each Pledgor's obligations under this Section 12.3 shall survive the termination hereof and the discharge of such Pledgor's other obligations under this Agreement, the Credit Agreement, any Swap Contract and the other Credit Documents.

                  SECTION 12.4 Indemnity.

                  (i) Indemnity. Each Pledgor agrees to indemnify, pay and hold harmless the Collateral Agent and each of the other Secured Parties and the officers, directors, employees, agents and Affiliates of the Collateral Agent and each of the other Secured Parties (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out hereof, any Swap Contract or any other Credit Document (including, without limitation, any misrepresentation by any Pledgor in this Agreement, any Swap Contract or any other Credit Document) (the "Indemnified Liabilities"); provided, however, that no Pledgor shall have any obligation to an Indemnitee hereunder with respect to Indemnified Liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) of a court of competent jurisdiction that such Indemnified Liabilities arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                  (ii) Survival. The obligations of the Pledgors contained in this Section 12.4 shall survive the termination hereof and the discharge of the Pledgors' other obligations under this Agreement, any Swap Contract and under the other Credit Documents.

                  (iii) Reimbursement. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

                  SECTION 12.5 Continuing Security Interest; Assignment; Replacement. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject however, to the provisions of the Credit Agreement (and subject to any applicable Gaming Law including, but not limited to, the prior approval of the assignment or transfer by the New Jersey Casino Control Commission) and any applicable Swap Contract. Each Lender is subject to replacement, if required under Gaming Laws, and in accordance with Section 2.11(b) of the Credit Agreement.

                  SECTION 12.6 Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated, this Agreement shall terminate. Upon termination hereof or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

                  SECTION 12.7 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other Credit Document, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

                  SECTION 12.8 Notices. All notices, requests and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or any Guarantor, as so specified for Borrower) or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  SECTION 12.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT TO THE GREATEST EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF PLEDGED COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 12.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS OF ANY THEREOF, AND BY EXECUTION AND DELIVERY HEREOF, EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PLEDGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
MAIL), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE COLLATERAL AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY ANY PLEDGOR REFUSES TO ACCEPT SERVICE, SUCH PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST ANY PLEDGOR IN THE COURTS OF

ANY OTHER JURISDICTION. THE PLEDGORS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 12.11 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 12.12 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

                  SECTION 12.13 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Agreement is a part. All agreements between the Pledgors and the Collateral Agent whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Pledgors for the use, forbearance or detention of the money to be loaned under the Credit Agreement ,any Swap Contract, or any other Credit Document, or for the payment or performance of any covenant or obligation contained herein or in the Credit Agreement, any Swap Contract, or any other Credit Document, exceed the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Pledgors shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Pledgors. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Collateral Agent shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date hereof until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

                  SECTION 12.14 Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

                  SECTION 12.15 Relationship. The relationship of Collateral Agent to each of the Pledgors hereunder is strictly and solely that of pledgor and secured party and nothing contained in the Credit Agreement, this Agreement, any Swap Contract or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Collateral Agent and each of the Pledgors other than as pledgor and secured party.

                  SECTION 12.16 Reserved.

                  SECTION 12.17 No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

                  SECTION 12.18 No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

                  SECTION 12.19 Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

                  (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor or any other Credit Party;

                  (ii) any lack of validity or enforceability of the Credit Agreement, any Swap Contract, any Letter of Credit or any other Credit Document, or any other agreement or instrument relating thereto;

                  (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Swap Contract, any Letter of Credit or any other Credit Document, or any other agreement or instrument relating thereto;

                  (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                  (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, any Swap Contract or any other Credit Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 12.7 hereof; or

                  (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.


                                  ARTICLE XIII

                                COLLATERAL AGENCY

                  SECTION 13.1 Declaration and Acceptance of Trust. The Collateral Agent hereby declares, and the Borrower, the other Pledgors and the Lenders' Collateral Agent agree, that the Collateral Agent holds the Pledged Collateral as trustee in trust under this Agreement for the equal and ratable benefit of the Secured Parties as provided herein. By acceptance of the benefits of this Agreement each Secured Party and each Person for whom such Secured Party acts as trustee, agent or fiduciary, as applicable, (i) consents to the appointment of Bankers Trust Company, as collateral agent (the "Collateral Agent") hereunder and grants the Collateral Agent all rights and powers necessary for the Collateral Agent to perform its obligations hereunder, (ii) confirms that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party to make claims under and enforce all remedies under or with respect to this Agreement and the giving or withholding of any consent or approval relating to the Pledged Collateral or any obligations with respect thereto or otherwise take any action on behalf of the Secured Parties contemplated in this Agreement, (iii) agrees that except as provided in this Article XIII, such Secured Party shall not take any actions to enforce any of such remedies or give any such consents or approvals relating to any Pledged Collateral or this Agreement and (iv) agrees that such Secured Party shall not bring any suit, action or proceeding to enforce such Secured Party's Debt Instrument or any interest therein (including any individual bond, note or similar instrument comprising a portion of a Debt Instrument) if doing so could, under the laws of any applicable jurisdiction, cause to be applicable any "one" action rule" or other law or defense which could adversely affect any Secured Party's rights and remedies in respect of the Pledged Collateral.

                  SECTION 13.2 Remedies. (a) Upon the receipt of an Enforcement Notice by the Collateral Agent, the Collateral Agent shall, within three Business Days thereafter, notify each Secured Party in writing that the Collateral Agent has received such Enforcement Notice, enclosing a copy of such Enforcement Notice. An Enforcement Notice shall be deemed to be in effect hereunder only if such Notice shall have been given and not rescinded, annulled or withdrawn in writing by the applicable Secured Party.

                  (b) Upon the occurrence and during the continuance of an Event of Default in respect of any Debt Instrument, the Lenders' Collateral Agent shall have the right to direct at any time in one or more writings (which shall specify that an Event of Default has occurred and is continuing and shall state the nature thereof) (each such writing, an "Enforcement Notice") addressed to the Collateral Agent that any right or remedy available to the Collateral Agent or the Secured Parties with respect to the Pledged Collateral be exercised by the Collateral Agent on behalf of all Secured Parties. Following receipt of any Enforcement Notice, the Collateral Agent shall, subject to the provisions hereof relating to indemnification of the Collateral Agent, take the actions directed therein and any other actions which it deems proper and which are not inconsistent with such direction.

                  SECTION 13.3 Determinations Relating to Collateral. Prior to the occurrence and continuance of an Event of Default and receipt of an Enforcement Notice from Lenders' Collateral Agent any Secured Party, in the event (i) the Collateral Agent shall receive any written request from any Pledgors under this Agreement for consent or approval with respect to any matter or thing relating to any Pledged Collateral or such Pledgor's obligations with respect thereto and which matter or thing is, under the terms of this Agreement, of a nature such that the Collateral Agent shall not be entitled to respond thereto or determines not to respond thereto or (ii) there shall be due to or from the Collateral Agent under the provisions of this Agreement any material performance or the delivery of any material instrument or (iii) the Collateral Agent shall become aware of any nonperformance by any Pledgor of any covenant or any breach of any representations or warranty of such Pledgor set forth in this Agreement, then, in each such event, the Collateral Agent shall, within three Business Days, advise all Secured Parties in writing of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the non-performance or breach of which the Collateral Agent has become aware. The Lenders' Collateral Agent shall have the exclusive authority to direct the Collateral Agent's response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above. Subject to each Pledgor's rights and obligations under the provisions of Section 4.17 of this Agreement, the Lenders' Collateral Agent shall have the sole authority to direct the conduct of the Collateral Agent with respect to any disposition of a Net Condemnation Award or Net Insurance Proceeds. In the event the Collateral Agent shall be required to respond to any of the circumstances contemplated in this
Section 13.3, the Collateral Agent shall be entitled, at the sole cost and expense of the Borrower, to hire experts, consultants, agents and attorneys to advise the Collateral Agent on the manner in which the Collateral Agent shall respond thereto. The Collateral Agent shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Lenders' Collateral Agent pursuant hereto.

                  SECTION 13.4 Nature of Secured Parties' Rights. All of the Secured Parties shall be bound by any instruction or direction given by the Lenders' Collateral Agent pursuant to this Agreement to the extent any such instruction or direction is within the powers or rights granted to Lenders' Collateral agent under the Credit Agreement.

                  SECTION 13.5 Acceptance of Trust. The Collateral Agent, for itself and its successors, hereby accepts the trust created by this Agreement upon the terms and conditions hereof, including those contained in this Article
XIII. The Collateral Agent's duties in respect of the Pledged Collateral shall include, without limitation, the review of applications of the Pledgors or others for consents, waivers, releases or other matters relating to the Pledged Collateral and the prosecution following any Event of Default of any action or proceeding or the taking of any nonjudicial remedial action as shall be determined to be required pursuant to the provisions of Sections 13.2 and 13.3 hereof.

                  SECTION 13.6 Exculpatory Provisions. (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein contained, all of which are made solely by each Pledgor. The Collateral Agent makes no representations as to the value or condition of the Pledged Collateral or any part thereof, or as to the title of each Pledgor thereto or as to the security afforded by this Agreement or as to the validity, execution (except its own execution thereof), enforceability, legality or sufficiency of this Agreement or of the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Pledged Collateral or for the payment of taxes, charges, assessments or Liens upon the Pledged Collateral.

                  (b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Pledgors of any of the covenants or agreements contained herein, or in any Debt Instrument. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Secured Obligations then held by a Secured Party, the Collateral Agent may rely on a certificate as to such amount from any trustee, agent or fiduciary constituting or representing such Secured Party and if any such Secured Party shall not provide such information to the Collateral Agent, such Secured Party shall not be entitled to receive payments hereunder (in which case the amounts otherwise payable to such Secured Party shall be held in trust for such Secured Party in the Collateral Account) until such Secured Party has provided such information to the Collateral Agent.

                  (c) The Collateral Agent shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or any Debt Instrument except for its own gross negligence or willful misconduct.

                  SECTION 13.7 Delegation of Duties. The Collateral Agent may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct in the employment of such agents or attorneys-in-fact.

                  SECTION 13.8 Reliance by the Collateral Agent. (a) The Collateral Agent may consult with counsel, and any opinion of such counsel (who shall not be employees of any Pledgor) shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Pledged Collateral from any court of competent jurisdiction.

                  (b) The Collateral Agent may rely, and shall be fully protected in acting, upon any Enforcement Notice, resolution, statement, certificate, instrument, opinion, direction, instruction, report, notice, request, consent, order, bond or other paper or document as to which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement.

                  (c) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, including, without limitation, such reasonable advances as may be requested by the Collateral Agent.

                  SECTION 13.9 Resignation or Removal of the Collateral Agent.
(a) The Collateral Agent may at any time, (i) by giving written notice to the Secured Parties, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor collateral agent or collateral agents by the Lenders' Collateral Agent or (ii) be removed from its capacity as the Collateral Agent by the Lenders' Collateral Agent. If no successor collateral agent or collateral agents shall be appointed and approved within sixty days from the date of the giving of the aforesaid notice of resignation or within sixty days from the date of such removal, the Collateral Agent (notwithstanding the termination of all of its other duties and obligations hereunder by reason of such resignation or such removal) shall apply to any court of competent jurisdiction to appoint a successor collateral agent or collateral agents (which may be an individual or individuals) to act hereunder. Any successor collateral agent or collateral agents so appointed by such court shall immediately and without further act be superseded by any successor collateral agent or collateral agents appointed by the Lenders' Collateral Agent.

                  (b) If at any time the Collateral Agent shall resign or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent by virtue of the removal of the Collateral Agent or for any other cause, a successor collateral agent or collateral agents may be appointed by the Lenders' Collateral Agent, and the powers, duties, authority and title of the predecessor collateral agent or collateral agents shall be terminated and canceled without procuring the resignation of such predecessor collateral agent or collateral agents, and without any other formality (except as may be required by applicable law).

                  (c) The appointment and designation referred to in subsection 13.9(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral agent or collateral agents, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor collateral agent or collateral agents shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless on the written request of the Lenders' Collateral Agent, any Pledgor or its or their successor collateral agent or collateral agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder. Each such predecessor or predecessors shall deliver all securities and moneys held by it or them to such successor collateral agent or collateral agents

                  (d) Any required filing for record of the instrument appointing a successor collateral agent or collateral agents as hereinabove provided shall be at the expense of the Borrower. The resignation of any collateral agent or collateral agents and the instrument or instruments removing any collateral agent or collateral agents, together with all other instruments, deeds and conveyances provided for in this Article XIII shall be forthwith recorded, registered and filed by and at the expense of the Borrower, wherever this Agreement is recorded, registered and filed.

                  SECTION 13.10 Merger of the Collateral Agent. Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

                  SECTION 13.11 Appointment of Additional and Separate Collateral Agent. Whenever (i) the Collateral Agent shall deem it necessary or prudent (in accordance with the advice or opinion of its counsel) in order to conform to any law of any jurisdiction in which all or any part of the Pledged Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Pledged Collateral, or (ii) the Collateral Agent shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interest of the Secured Parties, then in any such case, the Collateral Agent shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons approved by the Collateral Agent, and meeting any Gaming Law requirements, either to act as additional trustee or trustees of all or any part of the Pledged Collateral, jointly with the Collateral Agent, or to act as separate trustee or trustees of all or any part of the Pledged Collateral, in any such case with such powers as may be provided in such instruments or agreements and to vest in such bank, trust company or person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Collateral Agent. The provisions of the foregoing sentence shall at all times be subject to any restrictions imposed by any applicable law, including, without limitation, Gaming Laws. Each Pledgor and the Secured Parties hereby consent to all actions taken by the Collateral Agent under the foregoing provisions of this Section 13.11.

                  SECTION 13.12 Releases of Collateral. So long as no Event of Default is continuing and no Enforcement Notice is in effect, in each case where this Agreement or any Credit Document permits any Pledgor to obtain a release of Pledged Collateral upon compliance with the provisions set forth therein, the Collateral Agent shall upon receipt of evidence from such Pledgor of such compliance, and subject to the next sentence, release from the Lien of this Agreement such Pledged Collateral (it being expressly understood that this sentence of this Section 13.12 shall not be construed as in any way limiting, amending, supplementing or waiving any of the procedures to be followed under this Agreement or the Credit Documents or any of the conditions precedent to be satisfied thereunder). In each case where any Credit Document specifically permits a Pledgor to obtain a release of Pledged Collateral upon compliance with the provisions set forth therein, the Collateral Agent shall, upon receipt of a written direction from Lenders' Collateral Agent confirming that such proposed release complies with the provisions of the Credit Documents, release such Pledged Collateral from the Lien of this Agreement. In the event that neither the Credit Documents nor this Agreement specifically contemplates such Pledgor's right to obtain a particular release of Pledged Collateral which shall be requested by such Pledgor, and so long as no Event of Default is continuing and no Enforcement Notice is in effect, the Lien of this Agreement shall be released in whole or in part by the Collateral Agent acting solely at the direction and with the consent of the Lenders' Collateral Agent. The Lenders' Collateral Agent shall have the exclusive authority to direct the Collateral Agent to amend, supplement or waive any provision of this Agreement, in each case without any consent or approval, or prior notice, to any other Secured Party.

                  IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.


                         COLONY RIH ACQUISITIONS, INC.,
                           as Borrower and a Pledgor




                         By: /s/ Nicholas L. Ribis
                             ----------------------------------------
                             Name:  Nicholas L. Ribis
                             Title: Secretary


                          Address for Notices: Resorts International Hotel, Inc.
                                               1133 Boardwalk
                                               Atlantic City, NJ  08401


                         Contact person:       Joseph D'Amato
                         Telecopier No.:       (609)340-7896
                         Telephone No.:        (609)340-6547





                         RESORTS INTERNATIONAL HOTEL, INC.,
                            as a Guarantor and a Pledgor


                         By: /s/ Joseph D'Amato
                             ----------------------------------------
                             Name:  Joseph D'Amato
                             Title: Vice President




                         NEW PIER OPERATING COMPANY, INC.,
                            as a Guarantor and a Pledgor


                         By: /s/ Joseph D'Amato
                             ----------------------------------------
                             Name:  Joseph D'Amato
                             Title: Vice President






                         COLONY RIH HOLDINGS, INC.,
                         as a Guarantor and a Pledgor


                         By: /s/ Nicholas L. Ribis
                             ----------------------------------------
                             Name:  Nicholas L. Ribis
                             Title: Secretary

                         BANKERS TRUST COMPANY,
                          as Collateral Agent


                         By: /s/ Gregory Maragni
                             ----------------------------------------
                             Name:  Gregory Maragni
                             Title: Director


                         Address for Notices: 130 Liberty Street
                                              New York, NY  10006

                         Contact person:      Gregory Maragni
                         Telecopier No.:      (212) 250-4398
                         Telephone No.:       (212) 669-0143





                         BANKERS TRUST COMPANY,
                         as Lenders' Collateral Agent


                         By: /s/ Gregory Maragni
                             ----------------------------------------
                             Name:  Gregory Maragni
                             Title: Director




                         Address for Notices: 130 Liberty Street
                                              New York, NY  10006


                         Contact person:      Gregory Maragni
                         Telecopier No.:      (212) 250-4398
                         Telephone No.:       (212) 669-0143